ASSET PURCHASE AGREEMENT

                                     between

                               EXPRESS STOP, INC.,
                             BRYAN OIL COMPANY, INC.
                               LENNON OIL COMPANY,
                                       and
                       MARKET EXPRESS OF SHALLOTTE, INC.,
                                   as Sellers,

                                       and

                                THE PANTRY, INC.,
                                  as Purchaser


                         Dated as of September 28, 1998






*Selected portions have been deleted as confidential pursuant to Rule 24b-2.
 Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                                Table of Contents
                                -----------------

                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   DEFINITIONS

1.1   Defined Terms..........................................................1

                                   ARTICLE II

                         PURCHASE AND SALE OF ASSETS AND
                    ASSUMPTION OF LIABILITIES; PURCHASE PRICE

2.1   Purchase and Sale of Assets............................................8
2.2   Excluded Assets........................................................9
2.3   Assumption of Liabilities.............................................10
2.4   Excluded Liabilities..................................................10
2.5   Purchase Price........................................................11
2.6   Payment of Purchase Price.............................................11
2.7   Allocation of Purchase Price..........................................11
2.8   Prorations............................................................11
2.9   Employees.............................................................12

                                   ARTICLE III

                                   THE CLOSING

3.1   Time and Place of Closing.............................................13
3.2   Instruments of Transfer...............................................13
3.3   Further Assurances....................................................13
3.4   Transfer Taxes........................................................13

                                   ARTICLE IV

                                   TERMINATION

4.1   Termination...........................................................13
4.2   Effect of Termination.................................................14

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

5.1   Organization and Good Standing........................................14
5.2   Power and Authority...................................................15
5.3   No Violation..........................................................15
5.4   No Actions............................................................15
5.5   Approvals.............................................................16
5.6   Compliance with Laws and Orders.......................................17
5.7   Financial Statements..................................................17
5.8   Absence of Certain Changes or Events..................................17
5.9   Title to Transferred Assets...........................................18
5.10  Inventory.............................................................18
5.11  Real Property.........................................................18
5.12  Third Party Leases....................................................19
5.13  Insurance.............................................................20
5.14  Contracts.............................................................20
5.15  Employment Law Matters................................................20
5.16  Environmental Matters.................................................21
5.17  Property of Others....................................................22
5.18  Equipment, Etc........................................................23
5.19  Condition of Tangible Assets..........................................22
5.20  Sufficiency of Assets.................................................22
5.21  Tax Matters...........................................................23
5.22  Finders or Brokers....................................................24
5.23  Disclosure of Material Facts..........................................24
5.24  Certain Interests; Affiliate Transactions.............................25
5.25  Employee Benefit Plans................................................25

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1   Organization and Good Standing........................................25
6.2   Power and Authority...................................................25
6.3   No Violation..........................................................26
6.4   No Actions............................................................26
6.5   Approvals.............................................................26
6.6   Disclosure of Material Facts..........................................26
6.7   Finders or Brokers....................................................26

                                   ARTICLE VII

              CERTAIN OBLIGATIONS OF THE SELLER PRIOR TO THE CLOSING
                    OR EARLIER TERMINATION OF THIS AGREEMENT

7.1   Conduct of Business...................................................27
7.2   Restricted Activities and Transactions................................27

7.3   Cooperation...........................................................28
7.4   Employee Benefit Plans................................................28
7.5   No Negotiations.......................................................28
7.6   Access to the Business................................................29
7.7   Disclosure Regarding the Sellers......................................29
7.8   Confidentiality.......................................................29
7.9   Real Property.........................................................30

                                  ARTICLE VIII

                    CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR
             TO THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT

8.1   Cooperation...........................................................30
8.2   Disclosure Regarding the Purchaser....................................30
8.3   Confidentiality.......................................................30
8.4   Restricted Activities.................................................30

                                   ARTICLE IX

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

9.1   Representations and Warranties True...................................31
9.2   Performance...........................................................31
9.3   No Adverse Changes....................................................31
9.4   Approvals.............................................................31
9.5   Estoppel Certificates.................................................31
9.6   Subordination, Non-Disturbance and Attornment Agreements..............32
9.7   Deliveries............................................................32
9.8   Proceedings...........................................................33
9.9   Absence of Litigation.................................................33
9.10  Environmental Matters.................................................33
9.11  Due Diligence Reviews.................................................33
9.12  Construction Status...................................................33

                                    ARTICLE X

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER

10.1  Representations and Warranties True...................................34
10.2  Performance...........................................................34
10.3  Approvals.............................................................34
10.4  Deliveries............................................................35
10.5  Proceedings...........................................................35
10.6  Absence of Litigation.................................................35

                                   ARTICLE XI

                         CERTAIN POST-CLOSING COVENANTS

11.1  Confidentiality.......................................................36
11.2  Noncompetition........................................................35
11.3  Specific Performance; Injunctive Relief...............................37
11.4  Responsibility for Environmental Matters..............................36
11.5  Change of Seller's Name...............................................38
11.6  WIP Stores Located in Florence, South Carolina, and Wilmington
      North Carolina........................................................38

                                   ARTICLE XII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

12.1  Survival of Representations and Warranties............................38
12.2  Indemnification.......................................................39
12.3  Notice and Payment of Claims..........................................39
12.4  Limitation on Indemnity...............................................39
12.5  Mitigation of Damages.................................................41
12.6  Joint and Several Indemnity...........................................41

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.1  Fees and Expenses.....................................................42
13.2  Notices...............................................................42
13.3  Amendment; Waiver.....................................................43
13.4  Assignment............................................................43
13.5  Governing Law.........................................................43
13.6  Severability..........................................................44
13.7  No Third Party Beneficiaries..........................................44
13.8  Public Announcements..................................................44
13.9  Singular and Plural Forms.............................................44
13.10 References............................................................44
13.11 Headings..............................................................44
13.12 Entire Agreement......................................................44
13.13 Counterparts..........................................................44

EXHIBITS:

Exhibit A...Form of Leases
Exhibit B...Form of Third Party Lease Assignments
Exhibit C...Form of Escrow Agreement

Exhibit D-1 Form of Opinion of Seller's Counsel
Exhibit D-2 Form of Opinion of Purchaser's Counsel


SCHEDULES:

1.1         Stores
2.1(e)      Change Fund by Store
2.1(f)      Contracts
2.1(j)      Vehicles
2.3(c)      Unamortized Oil Company Rebates and Allowances
3.2         Terms for Affiliate Leases
5.4(a)      Material Actions
5.4(b)      Other Actions
5.5(a)      Transaction Approvals
5.5(b)      Video Poker Approvals
5.6         Compliance with Laws Generally
5.7         Financial Statements
5.8         Certain Changes
5.9         Exceptions to Title
5.11(a)     Seller Fee Property
5.11(b)     Affiliate Fee Property
5.11(c)     Third Party Real Property
5.11(e)     Options or Rights of First Refusal Relating to Real Property
5.11(j)     Tax Lots
5.12        Third Party Leases
5.14        Contract Assignments Requiring Approval
5.15(a)     Unfair Labor Practices
5.15(b)     Labor Union Matters
5.16(a)     Tanks
5.16(b)     Tank Approvals
5.16(d)     Violations
5.16(e)     Hazardous Material
5.16(f)     Environmental Judicial Proceedings
5.18(a)     Sellers Equipment
5.18(b)     Third Party Equipment
5.19        Violations of Law/Transferred Assets
5.20        Exceptions to Sufficiency of Assets
5.21        Tax Matters
5.24        Affiliate Transactions
5.25        Employee Benefit Plans
9.6         Mortgagees and Their Interests
11.6        Sketches and Designs

                            ASSET PURCHASE AGREEMENT

      Asset Purchase Agreement, dated as of the 28th day of September, 1998, by and among EXPRESS STOP, INC., a North Carolina corporation, BRYAN OIL COMPANY, INC., a North Carolina corporation, MARKET EXPRESS OF SHALLOTTE, INC., a North Carolina corporation, and LENNON OIL COMPANY, a North Carolina corporation, as Sellers, and THE PANTRY, INC., a Delaware corporation, as Purchaser. Capitalized terms used herein are defined as set forth in Article I hereof.


                                   WITNESSETH:

      WHEREAS, the Sellers operate twenty one (21) Stores, and Express Stop is in the process of constructing a new Store in Wilmington, North Carolina; and

      WHEREAS, the Sellers desire to Transfer to the Purchaser, and the Purchaser desires to acquire and accept from the Sellers, certain assets of the Sellers relating to the Business, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the premises, mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      1.1 Defined Terms. The following terms, as used in this Agreement, shall have the following meanings:

      "Action" shall mean any action, claim (whether valid or not), proceeding, suit or investigation, or any appeal therefrom.

      "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. Without limiting the foregoing definition, the term "Affiliate," as it relates to each Seller, shall include the following Persons: John M. Lennon, Robert E. Bryan Jr., Lennon Family Limited Partnership, and The Bryan Family Limited Partnership.

      "Affiliate Fee Property" shall mean the real property owned by an Affiliate and more particularly described on Schedule 5.11(b) hereto.

      "Affiliate Leases" shall mean leases for each of the Store properties identified under the heading "Affiliate Leases" on Schedule 3.2.

      "Agreement" shall mean this Asset Purchase Agreement, and all amendments, modifications and supplements hereto, and shall include all of the Schedules and Exhibits attached hereto.

      "Approval" shall mean any approval, authorization, clearance, expiration of waiting period, consent, license, franchise, order or permit of or by, or filing with, any Governmental Authority or other Person.

      "Assumed Liabilities" shall have the meaning ascribed to such term in
Section 2.3 hereof.

      "Audit" shall mean a physical audit or count of all of the Inventory to be conducted jointly by Sellers and Purchaser at each Store on the Closing Date and on the two (2) days prior thereto, commencing at 7:00 a.m.

      "Bryan Oil" shall mean Bryan Oil Company, Inc., a North Carolina corporation, and its successors.

      "Business" shall mean the business of the Sellers' Stores and the Video Poker Machines located in the Stores.

      "Business Day" shall mean any day that is not a Saturday, Sunday, or legal or banking holiday in North Carolina.

      "Change Fund" shall mean the normal change fund for each Store in the amount maintained in the ordinary course of business consistent with past practice, as set forth on Schedule 2.1(e).

      "Claim" shall have the meaning ascribed to such term in Section 12.3(a) hereof.

      "Claim Notice" shall have the meaning ascribed to such term in Section 12.3(a) hereof.

      "Closing" shall mean the consummation of the transactions contemplated by this Agreement, effective as of 7:00 a.m. on the date that all of the conditions set forth in Articles IX and X hereof are fully satisfied or waived by the appropriate party or parties hereto.

      "Closing Date" shall mean October 30, 1998 or as soon thereafter as the Closing occurs, but not later than December 31, 1998.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and shall include all of the rules and regulations promulgated thereunder.

      "Condition" shall mean, collectively, the business, properties, assets, operations, prospects, results of operations and condition (financial or otherwise).

      "Contracts" shall mean the contracts and agreements, including Third Party Leases, of the Sellers relating to the Business and which will be assigned to and assumed by the Purchaser, as identified on Schedule 2.1(f).

      "Cost" shall mean Seller's laid-in cost of Petroleum Inventory, ***% of retail ********% of retail ********************% of retail for all other Merchandise Inventory, all as determined from Seller's books and records and the Audit, subject to confirmation upon completion fo Purchaser's review, as the parties may agree.

      "Damages" shall mean any fine, penalty, claim, loss, deficiency, Liability, cost or expense (including, without limitation, reasonable attorneys' and accountants' fees, costs and expenses) or environmental assessment, monitoring or remediation expense, diminution in property value, or damage of any kind or nature whatsoever.

      "DHEC" shall mean the South Carolina Department of Health and Environmental Control.

      "Employee Benefit Plan" shall mean any employee benefit plan, arrangement, policy or commitment (including any employee benefit plan within the meaning ascribed to such term in Section 3(3) of ERISA) including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability, accident or insurance plan or any holiday, vacation or other employee practice, policy or benefit.

      "Environmental Law" shall have the meaning ascribed to such term in
Section 5.16(c) hereof.

      "Equipment" shall mean the Petroleum Equipment and the Store Equipment.

      "Equity Interests" of any Person, shall mean any and all shares, partnership and other interests (general or limited), rights to purchase, warrants, option, participations or other equivalents of or interests in (however designated) the equity of such Person.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agreement" shall mean the Escrow Agreement, substantially in the form of Exhibit C hereto.

      "Escrowed Amount" shall have the meaning ascribed to such term in Section
2.6 hereof.

      "Excluded Assets" shall have the meaning ascribed to such term in Section
2.2 hereof.

      "Excluded Liabilities" shall have the meaning ascribed to such term in
Section 2.4 hereof.


*Selected portions have been deleted as confidential pursuant to Rule 24b-2.
 Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

      "Express Stop" shall mean Express Stop, Inc., a North Carolina corporation, and its successors.

      "Financial Statements" shall have the meaning ascribed to such term in
Section 5.7 hereof.

      "GAAP" shall mean generally accepted accounting principles in the United States consistently applied.

      "Global Communications" shall mean Global Communications, Inc., a South Carolina corporation.

      "Global Communications Stock" shall have the meaning ascribed to such term in Section 5.1(b) hereof.

      "Governmental Authority" shall mean any foreign, Federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

      "Hazardous Material" shall have the meaning ascribed to such term in
Section 5.16(e) hereof.

      "Indemnified Party" shall have the meaning ascribed to such term in
Section 12.2 hereof.

      "Indemnifying Party" shall have the meaning ascribed to such term in
Section 12.2(g) hereof.

      "Insurance Policies" shall have the meaning ascribed to such term in
Section 5.13 hereof.

      "Inventory" or "Inventories" shall mean collectively the Merchandise Inventory and the Petroleum Inventory.

      "Inventory Estimate" shall have the meaning ascribed to such term in
Section 2.6 hereof.

      "Knowledge" shall mean (i) the actual knowledge, after due inquiry and investigation, of each Seller's officers and directors and (ii) the existence of facts, events, occurrences or matters with respect to which any of the Persons referred to in clause (i) immediately above should reasonably be expected to have knowledge in the ordinary conduct of his or her duties.

      "Law" shall mean any Federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, policy, order or process (including, without limitation, any zoning or land use law or ordinance, building code or environmental law, any securities, blue sky, civil rights or occupational health and safety law or regulation, and any law or regulation relating to the distribution or sale of food products, beer, wine, cigarettes, gasoline or other motor fuel) and any court or arbitrator's order or process.

      "Lease" and "Leases" shall mean the Affiliate Leases and the Seller
Leases.

      "Lennon Oil" shall mean Lennon Oil Company, a North Carolina corporation, and its successors.

      "Liability" shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

      "Lien" shall mean any lien, statutory lien (including, without limitation, any lien, restriction or right arising under any article of the North Carolina or South Carolina Uniform Commercial Code), tax lien, pledge, mortgage, security interest, charge, encumbrance, easement, right of way, assessment (pending or confirmed), covenant, claim, restriction, right, option, conditional sale or other title retention agreement, warrant or equity of any kind or nature.

      "Market Express" shall mean Market Express of Shallotte, Inc., a North Carolina corporation, and its successors.

      "Merchandise Inventory" shall mean all foodstuffs, beverages, tobacco products, magazines, books, household products, automotive products or accessories, and any other products of the Business of whatever nature held for retail sale out of the Stores, but excluding Petroleum Inventory.

      "Mexican Express" shall mean Mexican Express, a South Carolina general partnership.

      "Multiemployer Plan" shall have the meaning ascribed to such term in
Section 5.25(b) hereof.

      "NCDENR" shall mean the North Carolina Department of Environmental and Natural Resources.

      "Permitted Liens" shall mean (i) liens for Taxes that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) mechanic's, materialman's, suppliers, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent, (iv) laws, ordinances and governmental regulations regulating the use or occupancy of the Real Property or the character, dimensions or locations of the improvements thereon, provided that none of the same are or would be violated by the continued use of any portion of the Real Property for the purposes for which it has been customarily used by or in the Business; and (v) exceptions discovered by an inspection or survey or other imperfections of title that do not make title unmarketable; provided, however, that no Permitted Lien shall be so substantial as to impair the value of or materially interfere with the continued or contemplated use of any material portion of the Real Property or Transferred Assets for the purposes for which they have been used by or in the Business.

      "Person" shall mean any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature.

      "Petroleum Equipment" shall mean all petroleum marketing equipment, including, but not limited to, pumps, gasoline dispensers, gasoline consoles, gasoline canopies, canopy structures, lights, Registered Tanks, lines, environmental monitoring and upgrade equipment, controllers and communications equipment, and any related equipment or apparatus located at the Real Property.

      "Petroleum Inventory" shall mean all gasoline, diesel and kerosene products of the Business measured in gallons.

      "Petroleum Products" shall have the meaning ascribed to such term in
Section 5.16 hereof.

      "Phase II Testing" shall have the meaning ascribed to such term in Section
7.6 hereof.

      "Purchase Price" shall have the meaning ascribed to such term in Section
2.5 hereof.

      "Purchaser" shall mean The Pantry, Inc., a Delaware corporation.

      "Purchaser Group" shall have the meaning ascribed to such term in Section
7.6 hereof.

      "Real Property" shall mean, collectively, the Seller Fee Property, the Affiliate Fee Property and the Third Party Real Property.

      "Registered Tanks" shall mean those Tanks that are properly registered in accordance with all applicable Laws and for which all fees have been paid that would otherwise be due.

      "Representative" shall mean any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of a Person.

      "Seller Leases" shall mean leases for each of the Store properties identified under the heading "Seller Leases" on Schedule 3.2.

      "Seller Fee Property" shall mean the real property more particularly described on Schedule 5.11(a) hereto.

      "Sellers" shall mean Express Stop, Bryan Oil, Market Express and Lennon
Oil.

      "SNDA" shall have the meaning ascribed to such term in Section 9.6 hereof.

      "Store Equipment" shall mean all convenience store fixtures, machinery and equipment, including, but not limited to, walk-in coolers, store fixtures, counters, shelving, refrigeration equipment, cash registers and POS equipment, safes, fountain dispensing equipment, ATM machines, coffee equipment, ice machines, all QSR and food service equipment (including any equipment used in connection with Blimpie and Subway), personal computers, tables and any other fixtures or equipment necessary for, or used in connection with, the operation of a convenience store and located at any of the Stores, regardless of whether such items are permanently attached to the Real Property, and including pole lights, pole signs or other personal property attached, appurtenant to or located in or around the buildings or improvements located at the Real Property.

      "Store Supplies" shall mean cups, napkins, paper towels, toilet paper, janitorial supplies and similar non-Inventory items that are used in the operation or maintenance of the Stores.

      "Stores" shall mean the twenty one (21) convenience stores operated, and the convenience store being constructed, by the Sellers and identified on
Schedule 1.1, each being a "Store."

      "Tanks" shall have the meaning ascribed to such term in Section 5.16(a) hereof.

      "Tax" shall mean any foreign, Federal, state or local income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, gas, petroleum marketing business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, addition, assessments or deferred Liability with respect thereto, whether disputed or not.

      "Tax Return" shall mean any return, declaration, report, claim for refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

      "Third Party Leases" shall mean those leases described on Schedule 5.12.

      "Third Party Lease Assignments" shall have the meaning ascribed to such term in Section 3.2 hereof.

      "Third Party Real Property" shall mean the real property more particularly described on Schedule 5.11(c).

      "Transaction Documents" shall mean, collectively, this Agreement, the Escrow Agreement, the Leases, the Third Party Lease Assignments, and all agreements, instruments, certificates and other documents executed and/or delivered in connection herewith or therewith.

      "Transfer" shall mean any sale, transfer, conveyance, assignment, delivery or other disposition.

      "Transferred Assets" shall have the meaning ascribed to such term in
Section 2.1 hereof.

      "Trust Fund" shall have the meaning ascribed to such term in Section 2.1(h) hereof.

      "Vehicles" shall mean the motor vehicles listed on Schedule 2.1(j).

      "Video Poker Change" shall mean the adoption, enactment, promulgation, or enforcement by any Governmental Authority of a Law affecting, or a court decision regarding, video poker or other similar games, including, without limitation, (i) a court decision finding that video poker in any form is illegal or unconstitutional in South Carolina and such illegal or unconstitutional form of video poker was conducted in any of the Stores; or (ii) the enforcement by the South Carolina Department of Revenue or some other Governmental Authority of the "beer or video poker" rule, or any similar rule, that prohibits or otherwise makes it illegal for an establishment licensed to sell beer or wine from offering gambling or gaming by chance through the use of video game machines at the same location.

      "Video Poker Event" shall mean any Video Poker Change that results in a material adverse change in the Condition of the Business (except keno) conducted in any of the Stores as of April 30, 1998, as the Business relates to video poker or other similar games.

      "Video Poker Machines" shall mean all video poker machines and other video game machines used in the Business as of April 30, 1998.

      1.2 Additional Definitions. In addition to the foregoing defined terms, other capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms where they first appear in the text of this Agreement.

                                   ARTICLE II

                         PURCHASE AND SALE OF ASSETS AND

                    ASSUMPTION OF LIABILITIES; PURCHASE PRICE

      2.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing the Sellers shall Transfer to the Purchaser, and the Purchaser shall acquire and accept from the Sellers, all of the Sellers' right, title and interest in, to and under all of the furniture, fixtures, equipment, Inventory and other assets, used or located at the Stores and relating to the Business, less and except the Excluded Assets (after giving effect to the exclusion of the Excluded Assets, such assets, together with all right, title and interest as tenant or lessee pursuant to the Leases and the Third Party Lease Assignments, being hereinafter collectively referred to as the "Transferred Assets"), free and clear of any and all Liens (except Permitted Liens), such Transferred Assets to include, without limitation:

      (a) all of Sellers' rights and interests under the Third Party Leases assigned pursuant to Section 3.2(c) hereof;

      (b)   the Store Equipment;

      (c)   the Petroleum Equipment;

      (d)   the Inventory;

      (e)   the Change Fund as set forth on Schedule 2.1(e);

      (f) any and all rights and interests of the Sellers in, to or under those Contracts identified on Schedule 2.1(f) (such Contracts being assumed by Purchaser in its sole discretion);

      (g) all computer hardware and computer software documentation (subject to applicable license agreements and excluding the Oasis software) utilized in, or in connection with, the Stores or the Business, including source code and systems documentation and telephone switches related to point-of-sale and petroleum dispensing equipment and the host communications server.

      (h) all rights, interests and claims under the North Carolina Commercial Leaking Petroleum Underground Storage Tank Cleanup Fund and the South Carolina SUPERB Account and SUPERB Financial Responsibility Fund (individually or collectively, as applicable, the "Trust Fund"), or any other fund, program, or insurance policy relating to payment or reimbursement of costs, expenses or damages related to releases from underground storage tanks;

      (i) the name "Express Stop," all variations thereof and the good will associated therewith and with the Business;

      (j)   the motor vehicles identified on Schedule 2.1(j);

      (k)   all Store Supplies;

      (l)   all Global Communications Stock;

      (m) all of the Sellers' rights and interests in the Mexican Express Equity Interests;

      (n) the building's and other improvements at Express Stop Stores 9, 10 and 22; and

      (o)   to the extent that the Sellers fail to indemnify the Purchaser under
Section 12.2(g) with respect to Store No. 11, all claims for reimbursement and other rights with respect to the insurance policy from International Insurance Co., Policy #GAS001 601, and any other rights and claims against third Persons in connection with the environmental conditions listed on Schedules 5.16(d), (e) and (f).

      2.2 Excluded Assets. Notwithstanding anything in Section 2.1 hereof to the contrary, the Sellers shall retain all of their right, title and interest in, to and under all, and shall not Transfer to the Purchaser any, of the following assets, rights or properties (the "Excluded Assets"):

      (a)   all bank accounts, cash and cash equivalents, except the Change
Fund;

      (b) all accounts and notes receivable of the Business (including miscellaneous receivables and rebates due from oil companies) arising from products sold or services rendered by the Sellers, Global Communications and Mexican Express prior to the Closing;

      (c) all Federal, state, local and foreign income tax deposits (to the extent not refunded) paid by the Sellers, Global Communications and Mexican Express in connection with the income or operations of the Business with respect to any period ending on or prior to the Closing;

      (d) any assets not relating to the Business, including, without limitation, any such assets owned by Bryan Oil;

      (e) all minute books and stock books of the Sellers and other corporate information not necessary for the operation of the Stores;

      (f)   any assets relating to any Employee Benefit Plan;

      (g) all underground storage tanks not constituting Registered Tanks and all above-ground storage tanks, unless Purchaser specifically elects in writing to acquire any of such tanks.

      (h) all Hazardous Substances, hazardous wastes, PCBs and PCB-containing materials, asbestos-containing materials, and waste oil;

      (i)   all life insurance policies;

      (j)   motor vehicles, other than the Vehicles;

      (k) real property owned by any Seller, subject, however, to the Seller Leases;

      (l)   non-transferable licenses and permits; and

      (m) all assets of any of the Sellers located at Express Stop's chief executive office in Fayetteville, North Carolina, other than the host communications server.

      2.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing the Purchaser shall assume and agree to pay, perform and discharge when due only the following Liabilities (collectively, the "Assumed Liabilities"):

      (a) all Liabilities incurred or accruing from and after the Closing under the Third-Party Leases assigned pursuant to Section 3.2(c) hereof;

      (b) all Liabilities incurred or accruing from and after the Closing under the Contracts; and

      (c) all Liabilities for repayment of unamortized oil company rebates and allowances; provided that such unamortized oil company rebates and allowances are set forth in reasonable detail on Schedule 2.3(c) hereto; and provided, further, that the aggregate amount of all Liabilities assumed by the Purchaser under this Section 2.3(c) shall not exceed $250,000.

      2.4 Excluded Liabilities. The Purchaser shall neither assume nor have any Liability for any, and the Sellers shall remain fully liable for, and shall pay, perform and discharge, (a) all Liabilities of the Sellers, Global Communications, Mexican Express or any Business arising out of any act or omission occurring or state of facts existing prior to the Closing (except for the

Assumed Liabilities specified in Section 2.3), including, without limitation, Global Communications' obligations under its promissory notes listed on Schedule 5.24, (b) all Liabilities of Sellers arising out of any act or omission occurring after the Closing to the extent that such Liabilities described in this clause (b) do not arise out of the operation of the Business by Purchaser, its successors or assigns, (c) all Liabilities arising from or pursuant to Permitted Liens incurred or accruing with respect to the period prior to Closing, (d) all Liabilities related to the construction of the new Store in Wilmington, North Carolina, and the rebuilding of Store number 8 in Florence, South Carolina, continuing through and until each Store is fully completed, equipped, and ready to be opened, and (e) all Liabilities for payment or otherwise with respect to any Taxes arising out of, attributable to or affecting the Transferred Assets, Global Communications, Mexican Express or the conduct of the Business through the Closing (collectively, the "Excluded Liabilities").

      2.5 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") to be paid by the Purchaser to the Sellers (subject to the escrow mechanics set forth in Section 2.6 hereof) for the Transferred Assets and the non-competition agreement described in Section 11.2 hereof shall be Twenty Million Three Hundred Thousand Dollars ($20,300,000), plus an amount equal to the value of the Inventory at Cost; provided, however, if a Video Poker Event occurs pursuant to the terms of the Escrow Agreement, then such Purchase Price shall be reduced to Seventeen Million Eight Hundred Thousand Dollars ($17,800,000), plus Inventory at Cost.

      2.6 PAYMENT OF PURCHASE PRICE. At Closing, the Purchaser shall pay (i) to Express Stop Seventeen Million Eight Hundred Thousand Dollars ($17,800,000) of the Purchase Price and an amount equal to 98% of the Sellers' book cost of current Inventory ("Inventory Estimate") and, (ii) if a Video Poker Event has not occurred by Closing (if a Video Poker Event has occurred then no such payment shall be made), Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Escrowed Amount") into escrow pursuant to the terms and conditions of the Escrow Agreement. Such payments shall be made by wire transfer of immediately available funds to an account designated by Express Stop with respect to the portion of the Purchase Price referred to in clause (i) above and to the account designated by the Escrow Agreement with respect to the Escrowed Amount. Upon completion of the Audit and determination of Cost, if the Cost exceeds the Inventory Estimate, Purchaser shall pay the difference to Express Stop and if the Cost is less than the Inventory Estimate, Sellers shall pay the difference to Purchaser, in either case by wire transfer of immediately available funds to an account designated in writing by Express Stop or the Purchaser, as the case may be. Payments made hereunder by the Purchaser to Express Stop shall be treated as payments made to all of the Sellers, and upon the Purchaser making any such payment to Express Stop in accordance with this Section 2.6, the other Sellers hereby agree that the Purchaser shall have satisfied its payment obligations to such Sellers for that payment.

      2.7 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated
(i) first to the Change Fund on a dollar for dollar basis, (ii) then to the Inventory at Cost and (iii) then, with respect to the remaining portion, (A) ***% to Store Equipment, Petroleum Equipment and those items listed in clauses
(g) and (h) of Section 2.1 hereof, (B) ***% to goodwill and (C) ***% for the Sellers agreeing to the terms of noncompetition set forth in Section 11.2. The allocation of the Purchase Price is intended to comply with the requirements of
Section 1060 of the Code. Purchaser and Sellers shall file Form 8594, Asset Acquisition Statement Under Section 1060 of the Code, with their respective income tax returns for the taxable year that includes the Closing Date, in a manner consistent with the allocation of the Purchase Price set forth herein. Purchaser and Sellers agree to satisfy all of the reporting requirements of
Section 1060 of the Code. If, in a subsequent taxable year, it is necessary to make any allocation of an increase or decrease in the Purchase Price, Purchaser and Sellers agree to file a supplemental Form 8594 as required.

      2.8 PRORATIONS. All (a) real estate, property and ad valorem taxes, (b) payments due or arising under the Contracts, (c) Tank fees and license fees for Video Poker Machines and (d) other customarily proratable items relating to the Transferred Assets payable on or after the Closing and relating to a period of time both prior to and on or after the Closing shall be prorated as of the Closing between the Purchaser, on one hand, and the Sellers, on the other hand. If the actual amount of any such item is not known as of the Closing, the aforesaid proration shall be based on the previous years's assessment of such item, and the parties shall adjust such proration and pay any underpayment or reimburse for any overpayment within thirty (30) days after the actual amount becomes known.


*Selected portions have been deleted as confidential pursuant to Rule 24b-2.
 Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

      2.9 Employees. The Purchaser shall be free to hire such Persons, whether or not employees of any Seller or the Business, on such terms and conditions of employment as the Purchaser shall determine in the exercise of its sole discretion, and nothing in this Agreement shall establish any obligation or commitment on the part of the Purchaser for any right of Claim (legal or equitable) of any Person other than the parties hereto, including, without limitation, any employee of any Seller or the Business or any beneficiary of such employee. Any claim, including any claim for benefits, asserted by or on behalf of any Person with respect to such Person's employment by the Purchaser shall be governed solely by applicable employment policies and employee benefit plans, if any, that the Purchaser may adopt after the Closing. The Sellers have delivered to the Purchaser a true and complete list (including names, titles, job descriptions, compensation, date of hire, and full vs. part-time status) of all employees of the Business as of the date such list is delivered. At least seven (7) days prior to the Closing Date, the Purchaser shall notify Express Stop in writing which of such employees (if any) the Purchaser does not intend to hire after the Closing. The Sellers shall be fully liable for the employment (or termination or severance thereof) of any Persons listed in such Purchaser's notice. In addition, the Sellers shall be liable for, and shall pay, all wages, salaries, payroll taxes and employee benefits, including without limitation, vacation pay or benefits, due, owing or accrued for all employees of the Business through the Closing. All claims incurred or liabilities asserted under Sellers' Employee Benefit Plans (including any such claims resulting from Sellers' termination of any Employee Benefit Plan) shall be the responsibility of Sellers, and Purchaser shall not have any Liability with respect to such claims or liabilities.

                                   ARTICLE III

                                   THE CLOSING

      3.1 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Closing Date at the office of Womble Carlyle Sandridge & Rice, or at such other time or place as may be mutually agreed upon by the parties hereto.

      3.2 Instruments of Transfer. At the Closing, the Sellers shall deliver to the Purchaser such bills of sale, assignments, powers of attorney, stock powers, certificates, motor vehicle titles, and other good and sufficient instruments of Transfer, in form and substance reasonably satisfactory to the Purchaser and its counsel, as shall be effective to vest in the Purchaser all of the Sellers' right, title and interest in, to and under the Transferred Assets. In addition, (a) the appropriate Affiliate and the Purchaser shall execute and deliver the Affiliate Leases; (b) the appropriate Seller and the Purchaser shall execute and deliver the Seller Leases; and (c) the appropriate Seller and the Purchaser shall execute and deliver assignment and assumption agreements (the "Third Party Lease Assignments") of the rights granted and obligations imposed in the Third Party Leases identified in Schedule 2.1(f) as those to be assigned. The Seller Leases and the Affiliate Leases shall be substantially in the form of Exhibit A hereto upon the terms (including annual rent) identified in Schedule
3.2 hereto. The Third Party Lease Assignments shall be substantially in the form of Exhibit B.

      3.3 Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered by this Agreement, at the Closing or from time to time thereafter, and without further consideration, the parties hereto shall take such other actions, and execute and deliver such other documents and instruments, including, without limitation, resale certificates for Inventory, as the other party or parties hereto or their respective counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement.

      3.4 Transfer Taxes. Except for all transfer taxes and fees, if any, which shall be borne and paid solely by the Sellers, each party hereto shall pay any and all taxes incurred by such party in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                   TERMINATION

      4.1 Termination. This Agreement may be terminated at any time prior to the Closing:

      (a)   by the mutual written consent of the Sellers and the Purchaser;

      (b) by the Sellers or the Purchaser, upon written notice describing the breach in reasonable detail, if there shall have been a material breach by the other party or parties of any of the terms or provisions of this Agreement or any of the Transaction Documents, and such breach shall not have been cured within five (5) Business Days after such breaching party or parties shall have received notice of the non-breaching party's or parties' intent to terminate this Agreement pursuant to this subsection (b);

      (c) by the Sellers or the Purchaser if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable; or

      (d) by the Sellers or the Purchaser if Closing shall not have occurred by December 31, 1998, so long as the delay in Closing shall not have resulted from the intentional act of the party seeking to terminate.

      4.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 4.1(a), (c) or (d) hereof, such termination shall be the sole remedy, this Agreement shall forthwith become void (except for Sections 7.8, 8.3 and 11.1 (Confidentiality) and 13.1 (Fees and Expenses) hereof) and there shall be no Liability on the part of any of the parties hereto, any of their respective Affiliates or any of the Representatives of any of them; provided, however, that if such termination shall result from the breach by a party hereto (including any termination pursuant to Section 4.1(b) hereof) of its obligations under this Agreement, such party shall be fully liable for any and all Damages sustained or incurred by the other party or parties as a result of such breach and such other party or parties shall be entitled to pursue any remedies available at Law or in equity.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers hereby represent and warrant to the Purchaser as follows:

      5.1   Organization and Good Standing.

      (a) Each of the Sellers, Global Communications and Mexican Express is a corporation or general partnership duly organized or formed, as the case may be, validly existing and in good standing under the Laws of the State of its incorporation or formation, as the case may be, is qualified to do business in each state in which any Store owned by any such Seller is located, and has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and assets and to conduct the Business.

      (b) The authorized Equity Interests of Global Communications consist of 100 shares of common stock, no par value (the "Global Communications Stock"), all of which shares are outstanding and held by Express Stop. There are no other Equity Interests of Global Communications that are issued or authorized. There are no contracts or commitments to issue any such Equity Interests, and there is no shareholder, voting trust or similar agreement affecting any of the Global Communications Stock. All of the shares of Global Communications Stock have been duly and validly issued, are fully paid and nonassessable, and have been offered and sold in compliance with all applicable federal and state securities Laws. No Global Communications Stock has been issued in violation of the preemptive rights of any present or former shareholder of Global Communications.

      (c) The Mexican Express Equity Interests are owned directly, in equal amounts, by Express Stop and Gebhardt-White Foods, Inc. There are no other Equity Interests of Mexican Express that are issued or authorized. Except with respect to the right of first refusal granted to Gebhardt-White Foods, Inc, pursuant to the Mexican Express partnership agreement, there are no contracts or commitments to issue any such options, warrants, convertible rights, calls, puts or other rights or commitments, and there is no shareholder, voting trust or similar agreement affecting any of the Mexican Express Equity Interests. All of the Mexican Express Equity Interests have been duly and validly issued, are fully paid and nonassessable, and have been offered and sold in compliance with all applicable federal and state securities Laws. None of the Mexican Express Equity Interests have been issued in violation of the preemptive rights of any present or former equity holder of Mexican Express.

      5.2 Power and Authority. Each Seller has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Transaction Documents, the performance by it of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate and other actions on the part of each Seller required by applicable Law, its Articles of Incorporation, its bylaws or otherwise. This Agreement and the other Transaction Documents constitute the legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with their terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and (b) general equitable principles.

      5.3 No Violation. Subject to Approvals required by Schedule 5.5, neither the execution and delivery by the Sellers of this Agreement and the other Transaction Documents, the performance by them of their obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby, will (a) contravene any provision of the articles of incorporation, bylaws or other organic documents of any of the Sellers, Global Communications and Mexican Express; (b) violate any Contract or material agreement or instrument to which any of the Sellers, Global Communications or Mexican Express is a party or by which any of them or any of their assets or properties may be bound; or (c) violate any material Law or any judgment, decree or order of any court or other Governmental Authority or any arbitration award to which any of them is subject or by which any of their assets or properties may be bound.

      5.4 NO ACTIONS. Except as set forth on Schedule 5.4(a), there is no Action pending or, to the Knowledge of each Seller, threatened, against it, any Affiliate of such Seller (including, without limitation, Global Communications and Mexican Express) or any of their respective assets, properties or rights (including, without limitation, any relating to any of the Transferred Assets, the Video Poker Machines or the Real Property) before any court or other Governmental Authority that (a) disputes, questions or challenges the validity or enforceability of this Agreement or the other Transaction Documents or any action taken or proposed to be taken by such Seller or any Affiliate (including, without limitation, Global Communications and Mexican Express) pursuant hereto or in connection with the transactions contemplated hereby or (b) could, if adversely determined, have a material adverse effect on any of the Transferred Assets, the Video Poker Machines, the Real Property, the Condition of the Business or the transactions contemplated herein or in any of the Transaction Documents. Schedule 5.4(b) hereto sets forth a true and complete list and description of all Actions pending or, to the Knowledge of each Seller, threatened against any Affiliate of such Seller (including, without limitation, Global Communications and Mexican Express) or against such Seller with respect to the Business by any court or other Governmental Authority.

      5.5 Approvals. (a) Except as set forth in this Agreement and Schedule 5.5(a), neither any declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority or other Person is required to be made, obtained or given by or with respect to any Seller, any Affiliate of any Seller (including Global Communications and Mexican Express), or the Business in connection with the execution, delivery or performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby. Each of the Sellers, Global Communications and Mexican Express has all Approvals of any Governmental Authority required for the lawful operation of the Business and the use and ownership or leasing of its properties and assets as it is currently operated. All such Approvals are valid, in full force and effect and in good standing, except to the extent that any lack of such force and effect does not, in the aggregate, have a material adverse effect on the Condition of any of the Sellers, Global Communications or Mexican Express or the Business. There is no Action pending or, to the Knowledge of each Seller, threatened that disputes the validity of any such Approval or that may result in the revocation, cancellation or suspension, or any adverse modification of, any such Approval. The Sellers will make available to the Purchaser true and complete copies of all such Approvals.

      (b) Global Communiations has all Approvals necessary to enable the continued operation of the Video Poker Machines as conducted and operated by the Sellers in the Stores on April 30, 1998. Schedule 5.5(b) includes a true and complete list of such Approvals. The Sellers have delivered to the Purchaser true and complete copies of each application of such Approvals, and by the Closing Date, shall have delivered to the Purchaser true and complete copies of each Approval. Such Approvals shall remain valid and in full force and effect without adverse changes in connection with Closing, and each Seller agrees to take all actions necessary to preserve such Approvals in connection with Closing.

      (c) At the time Global Communications obtained all Approvals necessary for the operation of the Video Poker Machines, Global Communications had been a resident of South Carolina for at least the two preceding years. Since the time that Global Communications obtained such Approvals, Global Communications has remained continuously and is currently a resident of South Carolina.

      5.6 Compliance with Laws and Orders. Except as described on Schedule 5.6, (a) each of the Sellers, Global Communications and Mexican Express has complied in all material respects with all Laws applicable to it and to the operation of the Business, (b) none of the Sellers, Global Communications and Mexican Express has been charged with or, to the Knowledge of any Seller, threatened with any charge concerning or under any investigation with respect to, any violation of any provision of any Law applicable to or materially affecting any Seller, the Business or the Real Property, and (c) none of the Sellers, Global Communications and Mexican Express is in violation of or in material default under, and no event has occurred that, with the lapse of time or the giving of notice or both, could result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority applicable to any of the Sellers, Global Communications and Mexican Express, any asset or properties of any of the Sellers, Global Communications or Mexican Express, any Store, or the Business.

      5.7 Financial Statements. Express Stop has delivered to Purchaser unaudited financial statements for each of the Sellers, Global Communications and Mexican Express for the twelve (12) months ended December 31, 1995, 1996 and 1997 and unaudited interim financial statements for each of the Sellers, Global Communications and Mexican Express for the four (4) months ended April 30, 1998, copies of which are attached as Schedule 5.7 (the "Financial Statements"). The Financial Statements fairly present the financial condition of each of the Sellers, Global Communications and Mexican Express for the periods indicated and the results of the operations of each of the Sellers, Global Communications and Mexican Express for such periods, in conformity with GAAP, subject to fixed asset and related depreciation, applied on a basis consistent with prior periods.

      5.8   Absence of Certain Changes or Events. Except as described on
Schedule 5.8 hereto, since April 30, 1998, each of the Sellers, Global Communications and Mexican Express has conducted the Business in the ordinary course and consistent with past practice and:

      (a) there has not occurred (i) any material adverse change in the Condition of the Business or any of the Stores or (ii) any event, circumstance or combination thereof, whether arising prior to or after April 30, 1998, that might reasonably be expected to result in any material adverse change in the Condition of the Business or any of the Stores before, on or after the Closing Date; and

      (b)   none of the Sellers, Global Communication and Mexican Express has
(i) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Condition of the Business or any Store, (ii) entered into any material agreement, undertaking, commitment or transaction (including, without limitation, any borrowing or capital expenditure) affecting or relating to the Business not in the ordinary course of business consistent with past practice, (iii) Transferred any of the assets of the Business except in the ordinary course of business consistent with past practice, (iv) granted or agreed to grant any increase in the compensation of any employee of the Business (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee of the Business, except for those granted in the ordinary course of business consistent with past practice, or (v) entered into or agreed (whether in writing or otherwise) to enter into any agreement or other arrangement to take any action referred to in this Section 5.8, including, without limitation, any agreement or arrangement granting any preferential right to purchase any of the assets of the Business (including, without limitation, the Transferred Assets) or requiring the consent of any Person to the Transfer of any such assets.

      5.9   Title to Transferred Assets.

      (a)   Except as set forth on Schedule 5.9 and except the Permitted Liens,
(i) the Sellers have good legal (and marketable) title to all of the Transferred Assets and the Seller Fee Property, free and clear of any Lien of any kind whatsoever; (ii) each Affiliate identified on Schedule 5.11(b) has good legal title to the Affiliate Fee Property identified as owned by such Affiliate, free and clear of any Lien of any kind whatsoever; (iii) with respect to the Third Party Real Property identified on Schedule 5.11(e), no Seller has Knowledge of any adverse claim or Lien against the title to such Third Party Real Property; and (iv) Global Communications has good legal (and marketable) title to the Video Poker Machines, free and clear of any Lien of any kind whatsoever.

      (b) Express Stop has good and valid title to the Global Communications Stock and the Mexican Express Equity Interests owned by it, free and clear of all Liens (except for the right of first refusal granted to Gebhardt-White Foods, Inc. in the Mexican Express partnership agreement) and has full right, power and authority to sell, transfer and deliver the Global Communications Stock and such Mexican Express Equity Interests to Purchaser (except for the right of first refusal granted to Gebhardt-White Foods, Inc. in the Mexican Express partnership agreement) and, upon delivery of the certificates therefor pursuant to Section 3.2 hereof, and Purchaser's acceptance thereof, will have Transferred to Purchaser good, marketable and valid title thereto, free and clear of any Lien.

      (c)   Upon the delivery of the instruments of Transfer described in
Section 3.2 hereof to the Purchaser at the Closing, the Transferred Assets shall have been Transferred to the Purchaser, free and clear of any Liens of any kind whatsoever, other than Permitted Liens.

      5.10 Inventory. The Inventories are in good and merchantable condition and constitute a customary supply and product mix, consistent with Sellers' past practice, of Merchandise Inventory and Petroleum Inventory currently saleable at usual and customary prices, consistent with Sellers' past practices, in the ordinary course of business of the Business. The parties shall conduct an Audit of all Inventories on the two days immediately prior to and on the day of the Closing. The cost of the Audit shall be borne equally by the Sellers, on one hand, and the Purchaser, on the other hand.

      5.11  Real Property.

      (a) Schedule 5.11(a) hereto contains a true and complete list and description of all of the Seller Fee Property.

      (b) Schedule 5.11(b) hereto contains a true and complete list and description of all of the Affiliate Fee Property.

      (c) Schedule 5.11(c) hereto contains a true and complete list and description of all of the Third Party Real Property.

      (d) The Real Property includes all land, easements, rights-of-way, buildings, structures and other improvements used by the Sellers in the operation of the Stores and conduct of the Business as it is currently being conducted.

      (e) Except as set forth on Schedule 5.11(e), neither any Seller, any Affiliate of any Seller nor, to each Seller's Knowledge, any owner of Third Party Real Property owns, holds or is obligated under or a party to any option, right of first refusal or other contractual right to acquire or sell any of the Real Property or any interest therein.

      (f) To each Seller's Knowledge, no portion of the Real Property encroaches in any material respect upon any property belonging to any other Person, and no portion of any other Person's property encroaches in any material respect upon any of the Real Property.

      (g) To each Seller's Knowledge, with respect to the Real Property, there does not exist and has not occurred (i) any pending or threatened condemnation proceeding, (ii) any pending or threatened Action, or (iii) any other matter materially and adversely affecting the value thereof.

      (h) To each Seller's Knowledge, all maps and surveys heretofore delivered by the Seller to the Purchaser are true and complete copies of such documents.

      (i) No parcel of the Real Property is located in a special flood hazard area designated by a Governmental Authority.

      (j) Each of the Sellers, the Affiliates of any Seller and, to each Seller's Knowledge, the owners of Third Party Real Property, has paid, and will continue to pay through Closing, all taxes, assessments, charges, fees, levies and impositions owing by each or any of them with respect to the Real Property. Except as set forth on Schedule 5.11(j), each of the parcels of Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements. There is no actual or, to the Seller's Knowledge, pending imposition of any assessments or public betterments, and no improvements have been constructed or planned which would be paid for by means of assessments upon the Real Property.

      5.12  Third Party Leases.

      (a) Schedule 5.12 hereto contains a true and complete list of each of the Third-Party Leases, including annual rent, the expiration date and all renewal options with respect thereto. Each applicable Seller's interest in each of the Third Party Leases is free and clear of any Lien whatsoever. The Sellers have delivered to the Purchaser true and complete copies of all of the Third Party Leases and of all related options, if any, to purchase the Third Party Real Property.

      (b) Each Third Party Lease and each related option to purchase is valid and binding on the applicable Seller or Affiliate, as the case may be, and to each Seller's Knowledge, on the landlord or lessor, and is in full force and effect, subject only to bankruptcy, insolvency or similar Laws of general application, and there are no existing defaults by any Seller or Affiliate of any Seller under, or, to the Knowledge of each Seller, by any other party to, any Third Party Lease or any related option to purchase the Third Party Real Property, or any condition, event or act known to such Seller that, with notice or lapse of time or both, would constitute a material default. Without limiting the foregoing, no Seller has received any notice from any Person asserting that any Seller or Affiliate of any Seller is in default under any Third Party Lease, or under any related option to purchase, nor does any Seller have any Knowledge of a default by it or an Affiliate of any Seller under any Third Party Lease, or under any related option to purchase. Each applicable Seller or Affiliate, as the case may be, currently enjoys peaceful and undisturbed possession of the Third Party Real Property under each of the Third Party Leases.

      5.13 Insurance. The Sellers, Global Communication and Mexican Express currently have in effect policies of fire, liability, worker's compensation and other forms of insurance which provide coverage for the Stores and the Business (collectively, the "Insurance Policies"). All presently effective Insurance Policies are and will remain in full force and effect through the Closing Date. There is no notice of or basis for any modification, suspension, termination or cancellation of any Insurance Policy or of any claim thereunder.

      5.14 Contracts. Each of the Contracts specified on Schedule 2.1(f) is, to the Knowledge of each Seller, valid and in full force and effect and has been entered into in the ordinary course of business and, to the Knowledge of each Seller, none of them is in default in any material respect. The Sellers have delivered to the Purchaser true and complete copies of each of the Contracts. Except as set forth on Schedule 5.14 hereto, each Contract that is being assigned by the Sellers to the Purchaser hereunder may be so assigned without the Approval of any Person.

      5.15  Employment Law Matters.

      (a) With respect to the Business, to each Seller's Knowledge, (i) each of the Sellers, Global Communications and Mexican Express is in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment, wages and hours and the employment of aliens or similar immigration matters where such noncompliance would not have a material adverse effect on the Business, any Store or the transactions contemplated by this Agreement or the other Transaction Documents, and (ii) except as set forth on Schedule 5.15(a), none of the Sellers, Global Communications and Mexican Express is engaged in any unfair labor practice.

      (b) There is no strike, labor dispute, slowdown or work stoppage pending or, to the Knowledge of each Seller, threatened, against or affecting the Business.

      (c) Except as set forth on Schedule 5.15(b) hereto, none of the current employees of the Business is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees of the Business with any labor relations board seeking recognition of a bargaining representative at any time. There are no controversies or disputes (including any union grievances or arbitration proceedings) pending or, to the Knowledge of each Seller, threatened, between any of the Sellers, Global Communications and Mexican Express and any of the employees of the Business (or any union or other representative of such employees), except for such controversies and disputes which do not and will not, individually or in the aggregate, have a material adverse effect on the Condition of the Business or any Store.

      (d)   None of Global Communications or Mexican Express has employees.

      5.16  Environmental Matters.

      (a) Schedule 5.16(a) hereto contains a true and complete list and description of every underground storage tank on the Real Property (each, a "Tank") for the storage of gasoline and other petroleum products, by-products and constituents ("Petroleum Products"). Each Tank is a Registered Tank (including being registered with NCDENR or DHEC) and Sellers have satisfied all applicable requirements for eligibility under the Trust Fund for all of the Tanks and each of them. Except as set forth on Schedule 5.16(a), the Tanks and related equipment and apparatus meet the requirements of 40 C.F.R. ss. 280.21 that underground storage tank systems must meet not later than December 22, 1998.

      (b) The Sellers have all Approvals necessary to enable the continued operation of the Tanks, Petroleum Equipment and Stores as presently conducted and operated. Schedule 5.16(b) includes a true and complete list of such Approvals. The Sellers have delivered to Purchaser true and complete copies of each such Approval. Such Approvals shall be transferred or reissued to Purchaser without adverse changes in connection with Closing, and each Seller agrees to take all actions necessary to effect such transfer or re-issuance.

      (c) The Sellers have complied in all material respects with (i) the Approvals, and (ii) all applicable Environmental Laws, as defined below. The Stores, Tanks, Petroleum Equipment, Real Property and Business are in compliance with all applicable Environmental Laws. As used herein, "Environmental Law" shall mean any federal, state or local Law, statute, ordinance, rule, regulation, order, or other legal requirement relating to the protection of safety, human health or the environment, including, but not limited to, any requirement pertaining to the distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of gasoline and petroleum products.

      (d) Except as shown on Schedule 5.16(d), no Seller has received any notice of violation, alleged violation, non-compliance, Liability or potential Liability regarding environmental matters or compliance with Environmental Laws with regard to the Tanks, Petroleum Equipment, Real Property, Stores or Business.

      (e) No Hazardous Material, as defined below, has been transported to or from the Stores, Tanks, Petroleum Equipment or Real Property in violation of, or to Sellers' Knowledge, in a manner or to a location that could give rise to Liability under, any applicable Environmental Law. Except as set forth in
Schedule 5.16(e), no Hazardous Material has been present, generated, treated, stored, released or disposed of at, in, on, about, under, to or from any of the Stores, Tanks, Petroleum Equipment or Real Property in violation of, or in a manner that gives rise to Liability under, any applicable Environmental Law. As used herein, "Hazardous Material" means any substance or material meeting any one or more of the following criteria: (i) it is or contains a material designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (ii) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; and/or (iii) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil or any fraction thereof, or MTBE or other gasoline additives.

      (f) Except as set forth on Schedule 5.16(f), there are no judicial proceedings or governmental or administrative actions pending or, to the Knowledge of each Seller, threatened under any Environmental Law to which any Seller is or will be named as a party, or with respect to the Business, Stores, Tanks, Petroleum Equipment or Real Property. There are no consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to the Sellers, Business, Stores, Tanks, Petroleum Equipment or Real Property.

      (g) Except as set forth on Schedule 5.16(e), there has been no release or threat of release of Hazardous Materials at or from the Tanks, Petroleum Equipment, Stores or Real Property, in amounts or in a manner that, individually or in the aggregate, could reasonably be expected to require investigation, notification, or remediation under any Environmental Law. The releases set forth on Schedule 5.16(e) (if any) are currently being investigated and/or remediated by the contractors listed on Schedule 5.16(e), and the cost of such investigations and remediation are fully reimbursable under a Trust Fund, subject only to the deductible (if any) set forth on Schedule 5.16(e).

      5.17 Property of Others. To each Seller's Knowledge, no shortage exists in (a) any inventory or finished goods owned by suppliers of the Business and stored upon its premises or otherwise or (b) any other item of personal property owned by another for which the Business is accountable to another. Without limiting the foregoing, all items of personal property for which the Business is accountable under any consignment contract, or otherwise are fully accounted for with no shortages or missing or lost items, are in workable, usable and saleable condition and have suffered no damage or deterioration, normal wear and tear excepted. Should shortages exist at Closing, the appropriate Seller shall be responsible for any required compensation or replenishment.

      5.18  Equipment, Etc.

      (a) Schedule 5.18(a) hereto contains a true and complete list of all machinery, Petroleum Equipment, Store Equipment, Video Poker Machines, furniture and other tangible personal property and assets (i) owned by any Seller and included in the definition of Transferred Assets or (ii) owned by Global Communications or Mexican Express.

      (b) Schedule 5.18(b) contains a true and complete list of all Petroleum Equipment and Store Equipment owned by third parties and used in the Business.

      5.19 Condition of Tangible Assets. To each Seller's Knowledge, the facilities, machinery, Store Equipment, Petroleum Equipment, the Video Poker Machines, furniture, fixtures, buildings and other tangible assets which are included in the Transferred Assets, are a part of the Real Property or are owned by Global Communications or Mexican Express are in good operating condition and repair, except for ordinary wear and tear and parts or repairs of an immaterial nature in the aggregate. Except as set forth on Schedule 5.19, no Seller has received any notice of any violation of any Law in respect of the Transferred Assets or the assets owned by Global Communications or Mexican Express that has not been cured. To each Seller's Knowledge, all of the equipment necessary for the sustained, uninterrupted operation of the Business complies, and during operation of the Business by the Sellers, Global Communications and Mexican Express such equipment has complied, in all material respects with all applicable Laws.

      5.20 Sufficiency of Assets. Except for the Excluded Assets and except as set forth on Schedule 5.20, the Transferred Assets, together with the assets owned by Global Communications and Mexican Express (including, without limitation, the Video Poker Machines), constitute all of the property, assets and contractual rights presently used by the Sellers, Global Communications and Mexican Express with respect to the Business, and such Transferred Assets and assets owned by Global Communications and Mexican Express (including, without limitation, the Video Poker Machines) are adequate for the conduct of the Business as presently conducted. The Business has a normal operating supply (consistent with past practices) of Inventories, Equipment and Store Supplies.

      5.21  Tax Matters.

      (a) Purchaser shall not have any Liability for payment or otherwise with respect to any Taxes arising out of, attributable to or affecting the Transferred Assets or the conduct of the Business through the Closing. There does not exist and will not exist any Liability for Taxes that may be asserted by any taxing authority against the Transferred Assets or the conduct of the Business through the Closing for which Purchaser will have any Liability for payment or otherwise, and no lien or other encumbrance for such Taxes has or will attach to the Transferred Assets through the Closing. The Sellers shall pay when due any sales or transfer Taxes incurred in connection with the transactions contemplated by this Agreement.

      (b) (i) Each of Global Communications and Mexican Express has timely filed, or will have timely filed (in the case of this representation being made on the date of this Agreement), all Tax Returns required to be filed by it with respect to Taxes for any period ending on or before the Closing, (ii) all Taxes shown to be due and payable on each such Tax Return have been paid; and (iii) each such Tax Return has been prepared properly in accordance with the requirements of applicable Law in all material respects. The amounts recorded on the Financial Statements of Global Communications and Mexican Express for Taxes are sufficient in all material respects for payment of all accrued and unpaid Taxes for the periods then ended and all prior periods. Neither Global Communications nor Mexican Express is the beneficiary of any extension of time within which to file any Tax Return, and no claim has been made by any Governmental Authority in a jurisdiction where Global Communications or Mexican Express, as the case may be, does not file Tax Returns that Global Communications or Mexican Express, as applicable, is or may be subject to taxation by that jurisdiction. There are no existing Liens on any of the assets of Global Communications or Mexican Express that arose in connection with any failure or alleged failure by Global Communications or Mexican Express, as the case may be, to pay Taxes. All Taxes which Global Communications or Mexican Express, as the case may be, is or was required by Law to withhold or collect with respect to its business, including, without limitation, sales, unemployment and payroll taxes, have been duly withheld and collected and paid over to the proper Governmental Authority or held by Global Communications or Mexican Express, as applicable, in separate bank accounts for such payments. Neither Global Communications nor Mexican Express has granted an extension of the statute of limitations on assessments of any Taxes. To Express Stop's Knowledge, there are no audits or examinations in progress by any Governmental Authority with respect to either Global Communications or Mexican Express. Neither Global Communications nor Mexican Express has received any notice from any Governmental Authority of additional Taxes owed, adjustments being considered or audits to be commenced. There are no agreements or understandings between Global Communications or Mexican Express and any Governmental Authority, whether oral or written, with respect to the payment of any Taxes or any matter required or permitted to be included or excluded from any Tax Return. All tax-sharing agreements involving Global Communications or Mexican Express have been terminated and will be of no future effect following the Closing.

      5.22 Finders or Brokers. No Seller has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to any fee or commission in connection with the execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

      5.23 Disclosure of Material Facts. To the Knowledge of each Seller, no provision of this Agreement, including any exhibit or schedule, contains or will contain at Closing any untrue statement of a material fact with respect to the Sellers, Global Communications, Mexican Express, the Business, the Stores, the Video Poker Machines, or the Transferred Assets or omits or will omit at Closing to state a material fact with respect to the Sellers, Global Communications, Mexican Express, the Business, the Stores, the Video Poker Machines or the Transferred Assets necessary in order to make the statements herein or therein not misleading.

      5.24 Certain Interests; Affiliate Transactions. Schedule 5.24 hereto sets forth a true and complete list of all written and material unwritten agreements, commitments, obligations and understandings binding upon or relating to the Business which provide for or reflect the sale by any Seller or the Business to, or the purchase by any Seller or the Business from, any Affiliate of any Seller of any products, goods, supplies, equipment or services. Except as described in detail on Schedule 5.24 hereto, the termination of any such agreement, commitment or understanding would not have a material adverse effect on the Condition of the Business.

      5.25  Employee Benefit Plans.

      (a) Schedule 5.25 lists all Employee Benefit Plans for employees of the Business participated in or maintained by any Seller or with respect to which any Seller has made contributions or has or in the future could have any Liability. For purposes of this Section 5.25, Seller includes any other entity or business that is treated as a single employer with any Seller pursuant to
Section 414(b), (c), (m) or (o) of the Code. Each Seller has made available to Purchaser true, correct and complete copies of all such written Employee Benefit Plans and descriptions of any such unwritten Employee Benefit Plans.

      (b) No Seller has had any complete or partial withdrawal from any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA) ("Multiemployer Plan") that could result, directly or indirectly, in any withdrawal Liability under Subtitle E of Title IV of ERISA. No Seller participates in or contributes to, and no Seller has participated in or contributed to, any Multiemployer Plan or any "employee pension benefit plan" as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA.

      (c) Neither Global Communications nor Mexican Express maintains or contributes to, or has an obligation to maintain or contribute to, any Employee Benefit Plan.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Sellers as follows:

      6.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and is authorized to transact business in the States of North Carolina and South Carolina.

      6.2 Power and Authority. The Purchaser has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents, perform its obligations hereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by it, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all corporate, stockholder and other actions on its part required by applicable Law, its certificate of incorporation or by-laws, or otherwise.

      This Agreement and the other Transaction Documents constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general equitable principles.

      6.3 No Violation. Neither the execution and delivery by the Purchaser of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby, will (i) contravene any provision of its certificate of incorporation or bylaws; (ii) violate any material agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound; (iii) violate any material Law or any judgment, decree or order of any court or other Governmental Authority or any arbitration award to which it is subject or by which it or any of its assets or properties may be bound; or (iv) have a material adverse effect on the Purchaser's business or operations.

      6.4 No Actions. There is no Action pending or, to the knowledge of the Purchaser, threatened, against it or any of its assets, properties or rights before any court or other Governmental Authority which (i) questions or challenges the validity of this Agreement or any action taken or proposed to be taken by it pursuant hereto or in connection with the transactions contemplated hereby or (ii) could, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

      6.5 Approvals. To the knowledge of the Purchaser, neither any declaration, filing or registration with, nor any Approval of, any Governmental Authority is required to be made or obtained by or with respect to it in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such Approval as may be required under the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

      6.6 Disclosure of Material Facts. To the knowledge of the Purchaser, no provision of this Agreement, including exhibits and schedules, contains or will contain at Closing any untrue statement of a material fact with respect to it or omits or will omit at Closing to state a material fact with respect to it necessary in order to make the statements herein or therein not misleading.

      6.7 Finders or Brokers. The Purchaser has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to any fee or commission in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

             CERTAIN OBLIGATIONS OF THE SELLERS PRIOR TO THE CLOSING

                    OR EARLIER TERMINATION OF THIS AGREEMENT

      Each Seller hereby covenants that, except as otherwise consented to in writing by the Purchaser, from and after the date hereof until the Closing or the earlier termination of this Agreement:

      7.1 Conduct of Business. Each of the Sellers, Global Communications and Mexican Express shall carry on the Business and operations of the Business only in the ordinary course and in the same manner as heretofore conducted, including, without limitation: (a) performing in all material respects all of its material obligations under all contracts and agreements to which it is a party or by which it or any of its assets or properties are bound and which relate to or affect the Business; (b) using its reasonable efforts to maintain and preserve (i) all of the properties, equipment, and other assets of the Business in good repair, working order and condition (except for ordinary wear and tear), (ii) the present workforce of the Business (including, without limitation, those key employees who have been and through the Closing Date will be responsible for operating, administering and managing the Business), (iii) all of the Approvals relating to or affecting the Business in good standing and
(iv) its present relationships with, and the good will of, the agents, suppliers, and customers of the Business and others with which it has business relations which relate to or affect the Business; and (c) keeping in full force and effect insurance with respect to the Business comparable in amount and scope of coverage to that currently maintained by it with respect to the Business. Each Seller shall consult with the Purchaser from time to time, upon the reasonable request of the Purchaser, with respect to the conduct of the Business.

      7.2 Restricted Activities and Transactions. Without the prior written consent of the Purchaser, which consent will not be unreasonably withheld, none of the Sellers, Global Communications and Mexican Express shall engage in any one or more of the following activities or transactions with respect to the
Business: (a) directly or indirectly create, incur, assume, or permit to be created, any Lien, other than Permitted Liens, on or with respect to any property or asset (including any document or instrument in respect of goods) of the Business, whether now owned or hereafter acquired, or any income or profits therefrom; (b) Transfer, or agree to Transfer, any part of the Business's assets, properties or rights, other than in the ordinary course of the business of the Business in accordance with past practice; (c) enter or agree to enter into any agreement or arrangement granting any right to purchase any of the Business's assets, properties or rights (including, without limitation, the Transferred Assets) or requiring the consent of any party to the Transfer of any such assets, properties or rights; (d) make or permit to be made any amendment to or termination of any Contract or any Approval relating to the Business, other than in the ordinary course of the business of the Business in accordance with past practice; (e) make any change in any profit-sharing, pension, retirement, long-term disability, hospitalization, insurance or other Employee Benefit Plan, payment or arrangement, except in the ordinary course consistent with past practice or as required by Law; (f) enter into any collective bargaining agreement; (g) enter into any contract or agreement except in the ordinary course of business in accordance with past practice; (h) enter into any compromise or settlement of any Action affecting or relating to the Business or any of its properties, assets or businesses; or (i) otherwise take any other action or permit any other event to occur which that result in a breach of any of the representations or warranties set forth in Article V hereof.

      7.3 Cooperation. The Sellers shall use their best efforts to cause the transactions contemplated by this Agreement to be consummated. Without limiting the generality of the foregoing, each Seller shall (a) obtain, or cause to be obtained, all Approvals of, make all filings with and give all notices to, all such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Purchaser in order to consummate the transactions contemplated by this Agreement (including, without limitation, all of the Approvals referred to on Schedules 5.5(a) and (b), 5.14 and 5.16(b) hereof) and
(b) give prompt notice to the Purchaser of (i) any notice of, or other communication relating to, any default, or any event which, with the giving of notice or the lapse of time or both, would become a default, under, any contract to which such Seller, Global Communications or Mexican Express is a party or by which it or its assets or properties are bound and which affects or relates to the Business and (ii) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the execution and delivery of this Agreement or the transactions contemplated hereby or that the transactions contemplated hereby are inconsistent with or are prohibited by any contract. In addition, each Seller shall take such action as is reasonably requested by Purchaser to enable Purchaser to obtain all necessary licenses, Tank registrations and other Approvals for the Stores and the Business as of the Closing Date.

      7.4 Employee Benefit Plans. Each Seller shall take any and all actions necessary or desirable to cause all Employee Benefit Plans and any other plans or programs relating to employee benefits maintained by such Seller for the benefit of employees of the Business to be continued in full force and effect, except as required pursuant to the terms and provisions of such plans or programs in the ordinary course of business in accordance with past practice. Notwithstanding the foregoing, the Sellers shall the right to terminate their 401(k) plan prior to closing to allow distributions after the approval of the IRS.

      7.5 No Negotiations. Except with respect to triggering the right of first refusal given to Gebhardt-White Foods, Inc. under the Mexican Express partnership agreement, until December 31, 1998 or earlier termination pursuant to Section 4.1 hereof, neither the Sellers, any of their Affiliates, nor any of the Representatives of any of them, shall, directly or indirectly, in any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, or seek to do any of the foregoing with any Person with respect to the sale or transfer of the Business or all or any significant portion of the assets of any of the Sellers, Global Communications and Mexican Express used in connection with the Business, whether by sale, merger, sale of stock of a Seller, Global Communications or Mexican Express, or otherwise. Each Seller shall, immediately upon receipt thereof by it or any of its respective Affiliates or Representatives, notify the Purchaser of any offer by any Person to make any such purchase or enter into any such agreement.

      7.6 Access to the Business. The Sellers hereby agree that the Purchaser, its Affiliates, and their respective Representatives (collectively, the "Purchaser Group") may continue their due diligence investigation of the business, operations and affairs of the Business as soon as Purchaser is conveniently able, and may continue such through and until the Closing. The due diligence investigation will consist of general business investigations, examinations of accounting, sales, legal, real estate, and environmental matters of the Business. Each Seller and its Affiliates and Representatives shall cooperate fully with such investigation and, upon reasonable prior notice, shall afford the Purchaser Group reasonable access, at reasonable times mutually agreed upon, to all records and documents of the Business, including, without limitation, the sales records (for 1995, 1996, 1997 and 1998 year-to-date) and current personnel records, at the Stores and other facilities of the Business in order that the Purchaser Group may have the opportunity to make such investigations thereof as it shall deem necessary or desirable. The Sellers shall furnish the Purchaser Group with any applications or statements to be made to any Governmental Authority in connection with the transactions contemplated by this Agreement. Further, the Sellers shall assist the Purchaser Group in contacting and communicating with their independent accountants, suppliers and other Persons having dealings relating to the Business. None of the information furnished hereunder or obtained by the Purchaser Group during its due diligence investigation of the Business shall in any way release any Seller from, or modify, limit, or restrict, representations and warranties made by any Seller in this Agreement.

      Commencing on the day following the date of this Agreement, Purchaser and its Representatives shall be allowed to conduct Phase I environmental investigations, as Purchaser shall, in its sole discretion, deem appropriate. Prior to conducting any soil or groundwater testing ("Phase II Testing"), however, the Purchaser shall provide the appropriate Seller with the proposed scope of work of any Phase II Testing and request such Seller's consent to such scope of work prior to conducting such testing. Such consent shall not limit Purchaser's rights under Section 9.10 hereof. Purchaser shall bear any cost of such investigation, analysis and testing. The Sellers warrant and represent that they have delivered to the Purchaser copies of all environmental reports, copies of all environmental claims, inquiries or requests for information by any Person, and copies of all correspondence with environmental regulatory agencies regarding each Store.

      7.7 Disclosure Regarding the Sellers. Each Seller shall, upon reasonable request, provide the Purchaser Group with such information and documentation concerning such Seller as may be reasonably necessary for the Purchaser Group to verify performance of and compliance with the representations, warranties, covenants and conditions of such Seller contained herein.

      7.8 Confidentiality. Each Seller shall, and shall cause its Affiliates and the Representatives of any of them to keep confidential, and not disclose to others, the existence of this Agreement and all negotiations and other communications in connection herewith, any proprietary information used or usable by or relating to, and obtained from, the Purchaser, any of its Affiliates or any of the Representatives of any of them, to the extent that such information is not or does not become readily available to the public or is not required to be disclosed by applicable Law or court order.

      7.9 Real Property. Within five (5) Business Days after the Sellers' execution of this Agreement, each Seller shall deliver to Purchaser copies of all title information, surveys, environmental and other inspection reports, leases and recorded memorandum of leases in such Seller's possession or available to such Seller regarding the Real Property.

                                  ARTICLE VIII

                    CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR

             TO THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT

      The Purchaser hereby covenants that, except as otherwise consented to in writing by the Sellers, from and after the date hereof until the Closing or the earlier termination of this Agreement:

      8.1 Cooperation. The Purchaser shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated. Without limiting the generality of the foregoing, the Purchaser shall obtain all Approvals of, make all filings with and give all notices to, all such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Sellers in order to consummate the transactions contemplated by this Agreement (other than the Approvals referred to on Schedules 5.5(a) and (b) and 5.14 hereof).

      8.2 Disclosure Regarding the Purchaser. The Purchaser shall, upon reasonable request, provide the Sellers with such information and documentation concerning the Purchaser as may be reasonably necessary for the Sellers to verify performance of and compliance with the representations, warranties, covenants and conditions of the Purchaser contained herein.

      8.3 Confidentiality. The Purchaser shall, and shall cause each of its Affiliates and the Representatives of each of them to, keep confidential, and not disclose to others, any information used or usable by or relating to, and obtained from, any Seller, any of its Affiliates or any of the Representatives of any of them and specifically identified as confidential, to the extent that such Information is not or does not become readily available to the public or is not required to be disclosed by applicable Law or court order.

      8.4 Restricted Activities. Without the prior written consent of the Sellers, which consent will not be unreasonably withheld, the Purchaser will not take any action that would result in a breach of any of the representations or warranties set forth in Article VI hereof.

                                   ARTICLE IX

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

      Each and every obligation of the Purchaser under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

      9.1 Representations and Warranties True. The representations and warranties of the Sellers contained in this Agreement or in any of the other Transaction Documents shall be true and correct as of the Closing Date with the same effect as if made on and as of the Closing Date.

      9.2 Performance. The Sellers, Global Communications and Mexican Express shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement or any of the other Transaction Documents to be performed or complied with by it at or prior to the Closing.

      9.3   No Adverse Changes.

      (a) None of the Stores or other assets or properties material to the operation or business of the Business shall have been damaged, destroyed, seized, revoked, shut-down, or taken by condemnation or eminent domain proceeding to such an extent that operation of the Business at any Store cannot continue substantially as conducted during the four-month period ending April 30, 1998.

      (b) No material adverse change shall have occurred in the Condition of the Business since the date of this Agreement.

      (c) No Seller shall have done or permitted to occur any of the things referred to in Section 5.8 hereof.

      9.4 Approvals. All filings, declarations and registrations with and Approvals from all Governmental Authorities and other Persons required by applicable Law, any Contract, or otherwise to permit consummation of the transactions contemplated hereby (including, without limitation, all of the Approvals referred to on Schedules 5.5(a) and (b), 5.14 and 5.16(b) hereto) and the operation of the Business by the Purchase shall have been made or obtained and shall be in full force and effect.

      9.5 Estoppel Certificates. Except with respect to Store No. 10 and the prime lease for Store No. 12, the Sellers shall have delivered to the Purchaser executed estoppel certificates from the lessor named in each of the Third Party Leases, dated not more than twenty (20) days prior to the Closing Date, stating, with respect to each such lease the following (or in such other form as may be reasonably acceptable to Purchaser and its counsel): (a) whether there have been any amendments, modifications or supplements of any kind to such lease; (b) that such lease is in full force and effect; (c) the commencement and expiration dates of such lease; (d) that the applicable Seller or Affiliate is not in violation of or in default under such lease and that the lessor thereunder has no claims against such Seller or Affiliate; (e) the amount of and the date through which all fixed rent and any additional rent have been paid under such lease; (f) that no fixed rent or additional rent has been prepaid for more than one month in advance; (g) that such lessor consents to the assignment of such lease to the Purchaser (if such consent is required) and consents to the assignment of an option to purchase (if such consent is required); and (h) such other matters as the Purchaser may reasonably request.

      9.6 Subordination, Non-Disturbance and Attornment Agreements. The Sellers shall have delivered to the Purchaser Subordination, Non-Disturbance and Attornment Agreements ("SNDAs") executed by each mortgagee holding a beneficial interest in any of the Real Property, each as more particularly described on
Schedule 9.6, and the owner of such Real Property, in form and substance reasonably acceptable to Purchaser and its counsel.

      9.7 Deliveries. The Sellers shall have delivered to the Purchaser, at or prior to the Closing, the following:

      (a)   the instruments of Transfer referred to in Section 3.2 hereof;

      (b) (i) all of the books and records of the Sellers (except corporate books) relating to the Business, including, without limitation, sales records (for 1995, 1996, 1997 and 1998 year-to-date), current personnel records, and all underground storage tank and environmental records and (ii) all of the books and records of Global Communications and Mexican Express (including stock books, stock ledgers, minute books, partnership records and corporate seals, as applicable);

      (c) a certificate of existence or good standing, as applicable, for each of the Sellers, Global Communications, and Mexican Express, dated not earlier than twenty (20) days prior to the Closing Date, of each of (i) the Secretary of State of North Carolina; (ii) the North Carolina Department of Revenue; (iii) the Secretary of State of South Carolina; and (iv) the South Carolina Department of Revenue.

      (d) (i) resolutions, articles of incorporation and bylaws, certified as of the Closing Date by the Secretary or Assistant Secretary of each Seller and any applicable Affiliate, adopted by the Board of Directors and the shareholders of such Seller and any applicable Affiliate, as the case may be, and authorizing the execution and delivery by such Seller or such applicable Affiliate, as the case may be, of this Agreement and the other Transaction Documents to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby, and (ii) a certificate of the secretary (or equivalent thereof), confirmed by John M. Lennon or Robert E. Bryan Jr., certifying as to, and attaching copies thereof, articles of incorporation (or any equivalent thereof) and bylaws (or any equivalent thereof) of Global Communications and Mexican Express, respectively;

      (e) such certificates of the President of each Seller to evidence compliance with the conditions set forth in Sections 9.1 through 9.4, and 9.8 and 9.9 hereof, and any other certificates to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by the Purchaser;

      (f) the opinion of legal counsel to the Sellers and their Affiliates, dated the Closing Date and addressed to the Purchaser, in the form of Exhibit D-1 hereto;

      (g) executed Seller Leases, Affiliate Leases and Third Party Lease Assignments;

      (h) the Escrow Agreement, duly executed and delivered by the Sellers and the escrow agent named therein;

      (i) powers of attorney, in form and substance reasonably satisfactory to Purchaser, assigning all rights, interests and claims referred to in Section 2.1(h) hereof;

      (j) flood certificates with respect to the Stores identified on Schedule 5.11(i);

      (k)   the written resignations of the directors of Global Communications;

      (l) such other documents or certificates as shall be reasonably requested by the Purchaser;

      (m) evidence satisfactory to the Purchaser that any Lien that would otherwise be attached on the Closing Date to any of the Transferred Assets or any asset owned by Global Communications has been released and any related UCC or real estate filings terminated of record (or arrangements thereof satisfactory to the Purchaser); and


      (n) all necessary Approvals necessary for the ownership and operation of the Video Poker Machines.

      9.8 Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be in form and substance reasonably satisfactory to the Purchaser, and the Purchaser shall have received all such originals or certified or other copies of such documents as it shall have reasonably requested.

      9.9 Absence of Litigation. There shall be no Action pending or threatened before any court or other Governmental Authority which seeks to (a) invalidate or set aside, in whole or in part, this Agreement or any of the other Transaction Documents, (b) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby or (c) obtain substantial Damages in connection therewith.

      9.10 Environmental Matters. The Purchaser shall, in its sole discretion, be satisfied with the results of any and all environmental analyses referred to in Section 7.6 hereof. If Express Stop receives written notice from the Purchaser regarding its dissatisfaction with any environmental analysis, the Sellers or the Purchaser shall be entitled to terminate this Agreement by written notice to the other and the effect of such termination shall be the same as a termination pursuant to Section 4.1(a) hereof.

      9.11 Due Diligence Reviews. The Purchaser shall, in its sole discretion, be satisfied with its business, accounting, sales, legal and real estate due diligence reviews referred to in Section 7.6 hereof.

      9.12 Construction Status. The Purchaser shall, in its reasonable opinion, be satisfied with the results and status of (i) the construction by the Sellers of the Store currently under construction in Wilmington, North Carolina and (ii) the rebuilding of Store Number 8, located in Florence, South Carolina.

      9.13 Environmental Clean-up Matters. The Sellers shall have completed the following clean-up matters, to the Purchaser's reasonable satisfaction, (i) remove two 55 gallon drums (including their contents) located at Store No. 2,
(ii) register, and pay all tank fees in connection therewith, the kerosene tank located at Store No. 4 so that such UST is a Registered Tank, (iii) with respect to Store No. 7, (A) cathodically protect, or otherwise upgrade, the product lines so that they meet 1998 technical standards and (B) remove the 1,000 gallon UST on the surface, (iv) take corrective action with respect to the NOV issued by the NCDENR on May 7, 1998 for failure to collect soil samples at Store No. 9,
(v) correct the NCDENR's records regarding the removal of a heating oil tank at Store No. 14, and (vi) obtain and post a new tank registration certificate for Store No. 22.

      9.14 Surveys. The Sellers shall have completed surveys, or otherwise produced legal descriptions, in form and substance reasonably satisfactory to the Purchaser, for Store No.s 3 and 12.



                                    ARTICLE X

                             CONDITIONS PRECEDENT TO

                         THE OBLIGATIONS OF THE SELLERS

      Each and every obligation of the Sellers under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

      10.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in this Agreement or in any of the other Transaction Documents shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

      10.2 Performance. The Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement or any of the other Transaction Documents to be performed or complied with by it at or prior to the Closing.

      10.3 Approvals. All filings, declarations and registrations with and Approvals from all Governmental Authorities and other Persons required by applicable Law for the consummation of the transactions contemplated hereby (except the Approvals referred to on Schedules 5.5(a) and (b), 5.14 and 5.16(b) hereto, which the Sellers shall be solely responsible for obtaining) shall have been made or obtained and shall be in full force and effect.

      10.4 Deliveries. The Purchaser shall have delivered to the Sellers or the Escrow Agent, at or prior to the Closing, the following:

      (a)   the Purchase Price, as described in Section 2.6 hereof;

      (b) an instrument of assignment and assumption relating to the Contracts;

      (c) a good standing certificate, dated not earlier than twenty (20) days prior to the Closing Date, of the Secretary of State of Delaware, as to the good standing of the Purchaser in Delaware, and a certificate of authorization, dated not earlier than twenty (20) days prior to the Closing Date, of the Secretary of State of North Carolina and the Secretary of State of South Carolina, as to the Purchaser's authorization to transact business in North Carolina and South Carolina, respectively;

      (d) resolutions, certified as of the Closing Date by the Secretary or Assistant Secretary of the Purchaser, adopted by the Board of Directors of the Purchaser and authorizing the execution and delivery by the Purchaser of this Agreement and the other Transaction Documents, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby;

      (e) such certificates of the President or Vice President of the Purchaser to evidence compliance with the conditions set forth in Sections 10.1, 10.2, and 10.3 hereof and any other certificates to evidence compliance with the conditions set forth in this Article X as may be reasonably requested by the Sellers or their counsel;

      (f) the opinion of Robinson, Bradshaw & Hinson, P.A., counsel to the Purchaser, dated the Closing Date and addressed to the Sellers, in the form of Exhibit D-2 hereto;

      (g) the executed Seller Leases, Affiliate Leases and Third Party Lease Assignments;

      (h)   the executed SNDAs that the Sellers have delivered pursuant to
Section 9.6 hereof;

      (i)   the Escrow Agreement, duly executed and delivered by the Purchaser;
and

      (j) such other documents or certificates as shall be reasonably requested by the Sellers or their counsel.

      10.5 Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be in form and substance reasonably satisfactory to the Sellers, and the Sellers shall have received all such originals or certified or other copies of such documents as they shall have reasonably requested.

      10.6 Absence of Litigation. There shall be no Action pending or threatened before any court or other Governmental Authority which seeks to (a) invalidate or set aside, in whole or in part, this Agreement or any of the other Transaction Documents, (b) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby or (c) obtain substantial Damages in connection therewith.

                                   ARTICLE XI

                         CERTAIN POST-CLOSING COVENANTS

      11.1  Confidentiality.

      (a) From and after the Closing, the Purchaser shall, and shall cause its Representatives to, hold in strict confidence and, except as required by applicable Law, not disclose to others (except its Representatives) or use for any reason whatsoever without the prior written consent of the Sellers, any information (unless previously known to the Purchaser or any of its Affiliates from sources other than the Sellers or any of their respective Affiliates or ascertainable from public or published information or trade sources) received by the Purchaser or any of its Affiliates from the Sellers concerning the Sellers and not relating to the Transferred Assets or the Business.

      (b) From and after the Closing, each Seller shall, and shall cause its Representatives to, hold in strict confidence and, except as required by applicable Law, not disclose to others (except their Representatives) or use for any reason whatsoever without the prior written consent of the Purchaser, (i) any information (unless previously known to the Sellers or any of their Affiliates from sources other than the Purchaser or any of its Affiliates or ascertainable from public or published information or trade sources) received by any Seller or any of their respective Affiliates from the Purchaser or any of its Affiliates concerning the Purchaser or its Affiliates, or (ii) any information (unless ascertainable from public or published information or trade sources) concerning the Transferred Assets or the Business.



     11.2 Noncompetition. No Seller nor any Affiliate of any Seller (including, without limitation, ****, will engage, directly or indirectly, in the operation of, or own or have any interest of any kind, in any convenience store or gasoline retail business (i) for a period of **** years from and after the Closing in the area within a **** mile radius of any convenience store operated by Purchaser or any Affiliate of Purchaser located in North Carolina or South Carolina and (ii) for a period of **** years from and after the Closing in the area within a **** mile radius of any Store; provided, that (A) if the two geographic areas referred to in clauses (i) and (ii) overlap, the noncompetition provisions in clause (ii) shall apply; (B) the Lennon Oil Company may continue to deliver oil and other petroleum products to unaffiliated third party-owned convenience stores located in Scotland and Robeson Counties, North Carolina, in accordance with its past practice and in the same manner as heretofore conducted, and (C) with respect to the terms of noncompetition set forth in clause (i) above, such terms shall apply (for the remaining portion of the **** period commencing on the Closing Date) to any such **** mile geographic area if the Purchaser or any Affiliate of the Purchaser receives a building permit for a new convenience store after the Closing Date, but before any Seller or Affiliate of any Seller receives a building permit for a new convenience store within such **** mile radius-area.

     Sellers hereby acknowledge that the geographic areas and the time periods referred to in clauses (i) and (ii) of this Section 11.2 constitute reasonable protection to the Purchaser for preserving its rights hereunder.

     The parties hereto intend the geographic areas in clauses (i) and (ii) above to be completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one such area shall not render this Agreement unenforceable as applied to any one or more of the other areas.


*Selected portions have been deleted as confidential pursuant to Rule 24b-2.
 Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

      11.3 Specific Performance; Injunctive Relief. Each of the parties hereto acknowledges and understands that any breach or threatened breach by it of
Section 11.1 hereof or, with respect to John M. Lennon and Robert E. Bryan Jr.,
Section 11.2 hereof will cause irreparable injury to the non-breaching party or parties and their respective Affiliates and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching party or parties shall have the right and remedy (in addition to any others available at law or in equity) to have the provisions of Sections 11.1 and 11.2 hereof specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

     11.4 Responsibility for Environmental Matters.

     (a) With regard to any assessment or remediation required by Law or as a result of third party claims as to any Petroleum Equipment, Tanks, or Store sites arising from leaks, releases, spills or discharges of Petroleum Products which occurred prior to Closing (including, without limitation, those items referred to on Schedules 5.16(d), (e) and (f)), the Sellers shall be responsible for such assessment, remediation or claim including qualification of such assessment, remediation or claim for coverage (including, without limitation, payment or waiver of applicable deductibles) under the Trust Fund and by performance of all investigation and remediation required by applicable Law and performance of all other obligations required herein at no cost to the Purchaser. Through Closing, the Sellers shall be responsible for registration of all Tanks, paying or obtaining waivers of deductibles, and for taking all other necessary action to qualify all Tanks for coverage by the Trust Fund.

     Purchaser shall grant Sellers such access to the Store Sites as Sellers shall reasonably require to effect any such investigation, remediation, or other work, provided that Sellers will provide Purchaser with reasonable advance notice of such access (except in an emergency) and shall use all reasonable efforts to avoid interference with Purchaser's operations and provide Purchaser with such access and indemnity agreement as Purchaser may reasonably request. If any such site has qualified for Trust Fund reimbursement, Purchaser shall assume any such investigation, remediation or other work following the Closing. The Sellers shall provide to Purchaser the necessary documentation for the Purchaser's access to the Trust Fund.

     (b) The Purchaser shall be responsible for maintaining registration of Tanks subsequent to Closing. With regard to any assessment or remediation required by Law or as a result of third party claims as to any Petroleum Equipment, Tanks, or Store sites arising from leaks, releases, spills or discharges of Petroleum Products which occur after Closing, the Purchaser shall be responsible for such assessment, remediation or claim including qualification of such assessment, remediation or claim for coverage under the Trust Fund and by performance of all investigation and remediation required by applicable Law at no cost to Sellers.

     (c) The provisions of this Section 11.4 shall neither supersede nor obviate the representations and warranties of the Sellers contained in Section
5.16 hereof.

      11.5 Change of Seller's Name. Within three (3) Business Days after the Closing Date, Express Stop shall amend its articles of incorporation to provide for the change of its corporate name to a name other than, and one not similar to, "Express Stop, Inc." and shall effect such name change in each other jurisdiction in which it is authorized to transact business. Express Stop shall promptly thereafter deliver to the Purchaser true and complete copies of Express Stop's articles of incorporation, as so amended, certified by the Secretary of State of North Carolina, and certificates of the Secretary of State of each other jurisdiction in which it is authorized to transact business, evidencing the good standing of Express Stop in each such other jurisdiction under its new name. Notwithstanding the foregoing, Express Stop may, for a reasonable period of time, use its current supply of printed checks and stationery.

      11.6 WIP Stores Located in Florence, South Carolina, and Wilmington, North Carolina. The Sellers shall be responsible for completing the construction of, and upfitting and equipping, the Store presently under construction in Wilmington, North Carolina, along with completing the rebuild of Store No. 8 in Florence, South Carolina, consistent with the sketches and designs set forth on
Schedule 11.6 and with Sellers' customary standards for the Business.

                                   ARTICLE XII

                         SURVIVAL OF REPRESENTATIONS AND

                           WARRANTIES; INDEMNIFICATION

      12.1 Survival of Representations and Warranties. Notwithstanding (a) the making of this Agreement, (b) any examination or investigation made by or on behalf of the parties hereto and (c) the Closing hereunder, (i) the representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing until March 31, 2000, except for (A) the representations and warranties contained in Sections 5.21 (Tax Matters) and 5.25 (Employee Benefit Plans) hereof, which shall survive until the expiration of the applicable statute of limitations with respect to a Claim or any Damage arising from a situation or event contrary to such representations and warranties and (B) the representations and warranties contained in Section 5.16 (Environmental Matters) hereof, which shall survive until no Damage could be incurred by the Purchaser arising from a situation or event contrary to such representations and warranties, and (ii) the covenants and agreements of the parties hereto contained in this Agreement shall survive until fully performed or fulfilled (unless non-compliance with such covenants or agreements is waived in writing by the party or parties hereto entitled to such performance). No claim for indemnification pursuant to Section 12.2 hereof may be brought with respect thereto after the applicable expiration date; provided, however, that if prior to such date a party hereto has notified the other party or parties hereto in writing of a claim for indemnification under this Article XII (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article XII.

      12.2 Indemnification. Subject to Sections 12.1, 12.4 and 12.5 hereof, from and after the Closing, each of the parties hereto and their respective successors and assigns (each being an "Indemnifying Party") shall indemnify and hold harmless the other party or parties hereto, their respective Affiliates, successors and assigns, and the Representatives of each of them (each being an "Indemnified Party"), from and against any and all Damages incurred thereby or caused thereto arising out of or relating to (a) any breach or violation of, or failure to properly perform, any covenant or agreement made by such Indemnifying Party in this Agreement or any of the other Transaction Documents, unless waived in writing by the Indemnified Party; (b) any breach of any of the representations or warranties made by such Indemnifying Party in this Agreement or any of the other Transaction Documents and not waived in writing by the Indemnified Party; (c) with respect to the Sellers, its failure to pay, perform or satisfy when due any of the Excluded Liabilities; (d) with respect to the Purchaser, its failure to pay, perform or satisfy when due any of the Assumed Liabilities or any Liability or Damages to the extent arising out of its operation of the Business after Closing; (e) with respect to the Sellers, Sellers' failure to comply with applicable provisions of the North Carolina or South Carolina Uniform Commercial Code, including Article VI thereof; (f) with respect to Sellers', any transport or disposal of a Hazardous Material to or from the Stores, Tanks, Petroleum Equipment or Real Property prior to Closing in a manner or to a location that gives rise to Liability under any Environmental Law; (g) with respect to the Sellers, any Liability incurred by the Purchaser, direct or indirect, in connection with those matters set forth on Schedules 5.16(d), (e) and (f); (h) with respect to the Sellers, any Liability incurred by the Purchaser in connection with the EEOC Claims listed on Schedule 5.4(b) as matter numbers 2 through 5; and (i) with respect to the Sellers, any Liability incurred by the Purchaser for Sellers' failure to obtain a consent and estoppel certificate from the prime lessor for Store No. 12. Except as otherwise expressly provided in Section 11.2 hereof, no Indemnified Party shall have any recourse of any kind or nature whatsoever against any of the Representatives of any Indemnifying Party.

      12.3  Notice and Payment of Claims.

      (a) Promptly after receipt by any Indemnified Party of notice of the commencement of any action, the assertion by any third party of any claim, or any other matter otherwise giving rise to indemnification as provided in this
Article XII (collectively, a "Claim"), the Indemnified Party receiving such notice (the "Claim Notice") shall notify the Indemnifying Party in writing of the assertion of such Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent the Indemnifying Party can demonstrate it has been actually prejudiced by such failure. The Indemnifying Party shall have the option, and shall notify the Indemnified Party in writing within ten (10) Business Days after the date of the Claim Notice of its election, either (i) to participate (at its own expense) in the defense of such Claim (in which case the defense of such Claim shall be controlled by the Indemnified Party) or (ii) to take charge of and control the defense of such Claim. The Indemnifying Party's failure to respond shall not relieve the Indemnifying Party of, or its indemnification obligations under, this Section 12.3. If the Indemnifying Party assumes the defense, each Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (1) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (2) the named parties in such Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnified Party shall not, in connection with such Claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred.

      (b) If the Indemnifying Party elects (or is deemed to have elected) not to assume the defense of a Claim in accordance with the preceding Section, then the Indemnified Party may defend and settle such Claim without the written consent of the Indemnifying Party and the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any such Claim settled without its written consent. As to any claim settled with the Indemnifying Party's written consent, the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any such Claim by reason of such settlement, according to the obligations of the Indemnifying Party hereunder.

      (c) The Indemnified Party shall provide to the Indemnifying Party, as soon as practicable after the date of the Claim Notice, all information and documentation necessary to support and verify any Damages that the Indemnified Party shall have determined have given or could give rise to a Claim hereunder, and the Indemnifying Party shall be given access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such Action.

      (d) All Claims under this Article XII shall be paid by the Indemnifying Party on demand in immediately available funds in U.S. dollars after the Liability for Damages thereunder have been finally determined. The Liability for Damages under any such Claim shall be deemed to be "finally determined" for purposes of this Article XII when the parties to an Action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a court having competent jurisdiction has been entered.

12.4 Limitation on Indemnity

      (a) Maximum Liability. The maximum aggregate amount of Damages for which
(i) the Sellers or (ii) Purchaser shall be liable pursuant to this Article XII shall be the amount equal to **** of the Purchase Price.

      (b) Characterization of Payment. Any indemnity payment made pursuant to this Article XII shall be treated by Purchaser and Sellers as an adjustment to the Purchase Price.

      (c) Threshold. No Indemnified Party shall seek, or be entitled to, indemnification from any Indemnifying Party for Damages arising under Section 12.2(b) until the aggregate amount of Damages incurred by such Indemnified Party (but for the operation of this Section 12.4(c)) exceeds ******; provided, that this threshold limitation shall not apply to Damages resulting from any breach of representations and warranties contained in paragraphs (b) and (c) of
Section 5.1, Section 5.9(b), Section 5.21 and Section 5.22.

*Selected portions have been deleted as confidential pursuant to Rule 24b-2.
 Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

      12.5 Mitigation of Damages. If any event shall occur which would otherwise entitle a party hereto to indemnification hereunder, no Damages shall be deemed to have been sustained by it to the extent of (a) any tax savings realized by it with respect thereto or (b) any proceeds received by it from any insurance policy with respect thereto.

      12.6 Joint and Several Indemnity. (a) Each Seller shall have joint and several liability for the Purchaser's Damages pursuant to this Article XII; provided, that (i) Bryan Oil's liability hereunder shall not exceed $728,770,
(ii) Lennon Oil's liability hereunder shall not exceed $37,555, and (iii) Market Express' liability hereunder shall not exceed $209,090. The obligations of the Sellers under this Agreement are independent of each other, and a separate action or actions may be brought and prosecuted against any Seller to enforce this Agreement, irrespective of whether any action is brought against any other Seller or whether any other Seller is joined in any such action or actions.

      (b) To the fullest extent permitted under applicable law, each Seller hereby waives marshalling of assets and liabilities and sale in inverse order of alienation and waives presentment to, demand of payment from and protest to any other Seller. Each Seller hereby waives and releases any and all rights of contribution from the other Sellers for payment of Damages to the fullest extent permitted under applicable law. Each Seller hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that such Seller's obligations under this Article XII shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which such Seller might otherwise have as a result of or in connection with any of the following:

            (i) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Purchaser to any Seller or any other Person liable for any Damages; or the failure of the Purchaser to assert any demand or to exercise any right or remedy against any Seller under the provisions of this Article XII or otherwise; or any recission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any Transaction Document; and

            (ii) any full or partial release of the liability of any Seller with respect to Damages under this Article XII or any part thereof, of Seller or Affiliate of any Seller now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform the payment of any Damages incurred by the Purchaser under this Article XII, it being recognized, acknowledged and agreed by each Seller that such Seller may be required to pay Damages in full (except with respect to Bryan Oil, as provided in the first sentence of this Section 12.6) without assistance or support of any other Person.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.1 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear and pay all fees, costs and expenses incurred by it in connection with the origin, preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and the transactions contemplated hereby or thereby (whether or not such transactions are consummated), including, without limitation, any fees, expenses or commissions of its attorneys, accountants and other representatives; provided, however, the Purchaser hereby agrees to reimburse the Sellers for their fees and expenses incurred in connection with the audit performed by Griffin, Maxwell & Frazelle and required to satisfy certain securities reporting requirements imposed upon the Purchaser.

      13.2  Notices.

      (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including facsimile, telegraphic, telex or cable communication) and mailed, faxed, telegraphed, telexed, cabled or delivered:

            (i)   If to the Sellers, to:

                  Express Stop, Inc.
                  2557 Raven Hill Road, Suite 1-C
                  Fayetteville, North Carolina 28304
                  Facsimile No.:    (910) 323-5910
                  Attention:  John M. Lennon

                  with a copy to:

                  Kenneth G. Carroll
                  Womble Carlyle Sandridge & Rice
                  2505 Meridian Parkway, Suite 300
                  Durham, North Carolina  27713
                  Facsimile No.:  (919) 484-2368

           (ii) If to Purchaser, to:

                  The Pantry, Inc.
                  1801 Douglas Drive
                  Sanford, North Carolina  27330
                  Facsimile No.:  (919) 774-3329
                  Attention:  Chief Financial Officer
                  with a copy to:

                  Peter C. Buck
                  Robinson, Bradshaw & Hinson, P.A.
                  101 North Tryon Street, Suite 1900
                  Charlotte, North Carolina  28246
                  Facsimile No.:  (704) 378-4000

      (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.2 (i) if delivered personally against proper receipt or by confirmed facsimile or telex, shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, (B) by Federal Express or similar courier service with courier fees paid by the sender or (C) by telegraph or cable, shall be effective two (2) Business Days following the date when mailed, couriered, telegraphed or cabled, as the case may be. The parties hereto may from time to time change their respective addresses for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

      13.3 Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party or parties granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.3.

      13.4 Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign this Agreement and its rights and obligations hereunder to any of its Affiliates which has assumed such obligations without the prior written consent of the Sellers, but such assignment shall not release Purchaser from its obligations hereunder or under the Affiliate Leases or any Third Party Lease Assignments. Any assignment that contravenes this Section 13.4 shall be void ab initio.

      13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of North Carolina, without giving effect to the conflicts of Laws principles thereof.

      13.6 Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision hereof shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision hereof shall for any reason be held to be excessively broad as to time, duration, activity, scope or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable Law as it shall then exist.

      13.7 No Third Party Beneficiaries. Except as and to the extent provided in
Article XII hereof, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person or entity other than the parties hereto and their respective successors and permitted assigns.

      13.8 Public Announcements. Except as required by applicable Law or judicial order, none of the parties hereto, nor any of their respective Affiliates, successors or assigns, shall issue any press release or make any public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party or parties hereto, which consent shall not be unreasonably withheld.

      13.9 Singular and Plural Forms. The use herein of the singular form shall also denote the plural form, and the use of the plural form shall denote the singular form, as in each case the context may require.

      13.10 References. All references herein to Articles, Sections and Exhibits shall be to Articles and Sections of and Exhibits to this Agreement.

      13.11 Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

      13.12 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, both oral and written, between the parties with respect to the subject matter hereof.

      13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and John M. Lennon and Robert E. Bryan Jr. have executed this Agreement for the limited purposes of acknowledging their obligations pursuant to Sections 11.2 and 11.3 hereof, as of the day and year first above written.


                                    EXPRESS STOP, INC.
Attest:

/s/ Catherine B. Brown             By:   /s/ John M. Lennon
-------------------------                -------------------------
Secretary                                 Name: John M. Lennon
                                          Title: President
(Corporate Seal)


                                    BRYAN OIL COMPANY, INC.
Attest:

/s/ Catherine B. Brown             By:   /s/ Robert E. Bryan, Jr.
-------------------------                -------------------------
Secretary                                 Name: Robert E. Bryan, Jr.
                                          Title: President
(Corporate Seal)

                                    MARKET EXPRESS OF SHALLOTTE, INC.
Attest:

/s/ Catherine B. Brown             By:   /s/ Robert E. Bryan, Jr.
-------------------------                -------------------------
Secretary                                 Name: Robert E. Bryan, Jr.
                                          Title: President
(Corporate Seal)

                                    LENNON OIL COMPANY
Attest:

/s/ Judith S. Lennon               By:   /s/ John M. Lennon
-------------------------                -------------------------
Secretary                                 Name: John M. Lennon
                                          Title: President
(Corporate Seal)

                                    /s/ John M. Lennon
                                    ------------------------------------------
                                    John M. Lennon


                                    /s/ Robert E. Bryan Jr.
                                    ------------------------------------------
                                    Robert E. Bryan Jr.



                                    THE PANTRY, INC.


                                    By:   /s/ W. T. Flyg
                                          -------------------------
                                          Name: William T. Flyg
                                          Title: Senior Vice President

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEEMENT


      THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made as of the 5th day of November, 1998, by and among EXPRESS STOP, INC., a North Carolina corporation, BRYAN OIL COMPANY, INC., a North Carolina corporation, MARKET EXPRESS OF SHALLOTTE, INC., a North Carolina corporation, and LENNON OIL COMPANY, a North Carolina corporation (collectively, the "Sellers"), and THE PANTRY, INC., a Delaware corporation, (the "Purchaser").

                               W I T N E S S E T H

      WHEREAS, Sellers and Purchaser entered into an Asset Purchase Agreement dated as of September 28, 1998 (the "Asset Purchase Agreement"), pursuant to which Purchaser will purchase Sellers' convenience store businesses and related assets, as therein provided; and

      WHEREAS, Sellers and Purchaser wish to modify and amend, in certain respects, the Asset Purchase Agreement;

      NOW, THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, Sellers and Purchaser agree as follows.

      All capitalized terms used herein without definition shall have the meaning given to them in the Asset Purchase Agreement.

      1.    Section 2.1:

            (a) Section 2.1(e) is hereby amended by inserting the phrase ", together with all other change for each Store at Closing" immediately after the reference therein to "Schedule 2.1(e)"; and

            (b) Section 2.1(n) of the Asset Purchase Agreement is hereby amended by replacing the word "building's" with the word "buildings".

      2. Section 2.5: Section 2.5 of the Asset Purchase Agreement is hereby amended by (i) replacing the amount of "Twenty Million Three Hundred Thousand Dollars ($20,300,000)" with the amount of "Twenty Million Two Hundred Eighty Thousand Dollars ($20,280,000)" and replacing the amount of "Seventeen Million Eight Hundred Thousand Dollars ($17,800,000)" with the amount of "Seventeen Million Seven Hundred Eighty Thousand Dollars ($17,780,000)" and (ii) inserting the phrase "plus an amount equal to the excess of (A) the total amount of change located in the Stores at Closing over (B) the amount of the Change Fund" immediately after the term "Inventory at Cost" located on the fifth line thereof.

      3. Section 2.6: Section 2.6 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:


         "2.6 Payment of Purchase Price. At Closing, the Purchaser shall pay (i) to Express Stop the sum of (A) Seventeen Million Seven Hundred Eighty Thousand Dollars ($17,780,000) of the Purchase Price, (B) an amount equal to 98% of the Sellers' book cost of current Inventory ("Inventory Estimate"), and (C) an amount equal to the excess of (I) the total amount of change located in the Stores at Closing over (II) the total amount of the Change Fund for all Stores, and (ii) if a Video Poker Event has not occurred by Closing (if a Video Poker Event has occurred then no such payment shall be made), to the Escrow Agent Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Escrowed Amount") into escrow pursuant to the terms and conditions of the Escrow Agreement. Such payments shall be made by wire transfer of immediately available funds to an account designated by Express Stop with respect to the portion of the Purchase Price referred to in clause (i) above and to the account designated by the Escrow Agreement with respect to the Escrowed Amount. Upon completion of the Audit and determination of Cost and confirmation of the amount of such excess change located in the Stores at Closing, if the sum of the Cost and such excess change exceeds the sum of the Inventory Estimate and the excess change purchased at Closing, Purchaser shall pay the difference to Express Stop and if the sum of the Cost and such excess change is less than the sum of the Inventory Estimate and the excess change purchased at Closing, Sellers shall pay the difference to Purchaser, in either case by wire transfer of immediately available funds to an account designated in writing by Express Stop or the Purchaser, as the case may be. Payments made hereunder by the Purchaser to Express Stop shall be treated as payments made to all of the Sellers, and upon the Purchaser making any such payment to Express Stop in accordance with this Section 2.6, the other Sellers hereby agree that the Purchaser shall have satisfied its payment obligations to such Sellers for that payment."

      4. Section 2.7: Section 2.7 of the Asset Purchase Agreement is hereby amended by adding the phrase "and all other change purchased pursuant to Section 2.1(e)" after the term "Change Fund" located on the second line thereof.

      5. Section 9.7: Section 9.7 of the Asset Purchase Agreement is hereby amended by striking clause (j) thereto and relettering clauses (k), (l), (m) and
(n) as clauses (j), (k), (l) and (m), respectively.

      6. Article XI: Article XI is hereby amended by adding a new Sections 11.7 and 11.8 to read in full as follows:

            "Section 11.7. To the extent that Sellers have failed to (i) obtain any Approvals necessary for the consummation of the transactions contemplated by this Agreement, (ii) deliver fully executed and delivered memoranda of lease for all Real Properties and evidence of recording with respect to all Third Party Leases, and (iii) deliver the survey for Store #12, in each case, by the Closing Date, Sellers will work in good faith and use their reasonable best efforts to obtain such Approvals, memoranda of lease, evidence of recording of such Third Party Leases and such survey as soon as practically possible after the Closing Date.

            "Section 11.8. With respect to the soil contamination revealed by the Purchaser's Phase II environmental site assessment for Store #4, the Purchaser shall be responsible for qualifying such soil contamination for coverage (including, without limitation, the payment or waiver of applicable deductibles) under the Trust Fund. The Purchaser shall update Express Stop regarding the payment of such deductibles for coverage under the Trust Fund as such payments are made. If the aggregate amount of all such deductible payments is less than Twenty Thousand Dollars ($20,000) on May 5, 2000, then the Purchaser shall pay to Express Stop an amount equal to the excess of (A) Twenty Thousand Dollars ($20,000) over (B) the aggregate amount of all such deductible payments made.

      7. Section 12.2: Section 12.2 of the Asset Purchase Agreement is hereby amended by striking the word "and" immediately before clause (i) thereto and adding new clauses (j) and (k) to read in full as follows:

            "(j) any and all claims, losses, liabilities, penalties, costs and damages, including attorneys' fees, incurred by the Purchaser and not actually indemnified for by Quality Oil Company, arising out of any leaks, releases, spills or discharges of gasoline and other petroleum products that have occurred prior to Closing at the premises for the convenience store known as Express Stop #19 in Rockingham, North Carolina; and

            (k) any and all claims, losses, liabilities, penalties, costs and damages, including attorney's fees, incurred by the Purchaser for the Sellers' failure to deliver any item referred to in Section 11.7."

      8.    Schedules:

            (a) Schedule 2.1(f) to the Asset Purchase Agreement is hereby replaced with a new Schedule 2.1(f), a copy of which is attached hereto as Exhibit A;

            (b) Schedule 3.2 to the Asset Purchase Agreement is hereby amended by adding the information set forth on Exhibit B attached hereto;

            (c) Schedule 5.11(b) to the Asset Purchase Agreement is hereby replaced with a new Schedule 5.11(b), a copy of which is attached hereto as Exhibit C;

            (d) Schedule 5.11(c) to the Asset Purchase Agreement is hereby replaced with a new Schedule 5.11(c), a copy of which is attached hereto as Exhibit D;

            (e) Schedule 5.12 to the Asset Purchase Agreement is hereby replaced with a new Schedule 5.12, a copy of which is attached hereto as Exhibit E;

            (f) Schedule 5.14 to the Asset Purchase Agreement is hereby replaced with a new Schedule 5.14, a copy of which is attached hereto as Exhibit F; and

            (g) Schedule 9.6 to the Asset Purchase Agreement is hereby amended by adding the following information to the corresponding columns for such schedule:


      Name of Beneficiary  Amount of Original
          or Mortgagee            Loan           Document(s)        Status
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------
         Small Business
         Administration         $126,000        Deed of Trust     Outstanding
      --------------------------------------------------------------------------

      9. All other terms and provisions of the Asset Purchase Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

      10. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof). This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      11. This Amendment will become effective when signed by all the parties hereto. Upon the effectiveness of this Amendment, the Asset Purchase Agreement will be automatically amended as set forth herein, and the rights and obligations of the parties hereto shall be governed by the Asset Purchase Agreement as amended by this Amendment.


                        [Signatures begin on next page.]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

                                    THE PANTRY, INC.

                                    By:   /s/ W. T. Flyg
                                          ------------------------------------
                                          Name:  William T. Flyg
                                                ------------------------------
                                          Title: Senior Vice President
                                                ------------------------------


                                    EXPRESS STOP, INC.

                                    By:   /s/ John M. Lennon
                                          ------------------------------------
                                          Name: John M. Lennon
                                                ------------------------------
                                          Title:  President
                                                ------------------------------


                                    BRYAN OIL COMPANY, INC.

                                    By:   /s/ Robert E. Bryan, Jr.
                                          ------------------------------------
                                          Name:  Robert E. Bryan, Jr.
                                                 -----------------------------
                                          Title: President
                                                 ------------------------------


                                    LENNON OIL COMPANY

                                    By:   /s/ John M. Lennon
                                          ------------------------------------
                                          Name:  John M. Lennon
                                                 -----------------------------
                                          Title: President
                                                 -----------------------------

                                    MARKET EXPRESS OF SHALLOTTE, INC.

                                    By:   /s/ Robert E. Bryan, Jr.
                                          ------------------------------------
                                          Name:  Robert E. Bryan, Jr.
                                                 -----------------------------
                                          Title: President
                                                 -----------------------------

                                      S-2